UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._____)

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CASCADE FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 26, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Financial Corporation (the “Company”) to be held at the Everett Civic Auditorium, 2416 Colby Avenue, Everett, Washington 98201, at 6:30 p.m. on Tuesday, June 22, 2010.

We encourage you to carefully read the enclosed Notice of Annual Meeting and Proxy Statement which describe the formal business to be transacted at the meeting and provide voting recommendations from the Company’s Board of Directors.  Detailed information concerning our activities and operating performance during the fiscal year ended December 31, 2009, is contained in the Annual Report to Shareholders.

During the meeting, we will report on the operations of the Company and its bank subsidiary, Cascade Bank. As you are undoubtedly aware, the community banking industry in the Pacific Northwest has had its recent difficulties but we want to assure you that the Board of Directors and Executive Management team at the Company are committed to providing the leadership needed to navigate through these challenging economic times. Directors and officers of the Company will be present at the meeting to respond to questions from shareholders.

Your vote at the upcoming Annual Meeting is important. Whether or not you are able to attend, it is important that your shares be represented at the Annual Meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card at your earliest convenience, or vote your shares by Internet or telephone as described in the following materials.  If you are a holder of record of common stock, you may also cast your votes in person at the Annual Meeting.  If your shares are held in “street name” (that is, held for your account by a broker), you will receive instructions from your broker as to how to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Dennis R. Murphy	/s/ Carol K. Nelson
Dennis R. Murphy, PH.D. Chairman of the Board	Carol K. Nelson President and Chief Executive Officer

Enclosure

2828 Colby Avenue, Everett, WA 98201
425-339-5500 or 800-326-8787
www.cascadebank.com

CASCADE FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	6:30 p.m., Pacific Daylight Time, on Tuesday, June 22, 2010.
PLACE	Everett Civic Auditorium 2416 Colby Avenue Everett, Washington 98201
ITEMS OF BUSINESS	ITEM 1. Election to the Board of five directors to hold office until the 2013 Annual Meeting of Shareholders;
ITEM 2. An advisory (non-binding) vote approving executive compensation;
ITEM 3. Ratification of Moss Adams LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010; and

ITEM 4.  Approving an amendment to Cascade Financial Corporation’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 25,000,000 to 65,000,000 shares of common stock, $.01 par value per share.

RECORD DATE	You may vote at the meeting if you were a shareholder of record at the close of business on May 14, 2010.
ANNUAL REPORT	Cascade Financial Corporation’s December 31, 2009 Annual Report, which is not part of the proxy soliciting material, is enclosed.
INTERNET AVAILABILITY	The Proxy Statement and the 2009 Annual Report are available at: http://bnymellon.mobular.net/bnymellon/CASB.
VOTING BY PROXY	If you cannot attend the Annual Meeting, you may vote your shares over the Internet, by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided.

By Order of the Board of Directors,

/s/ Steven R. Erickson
Steven R. Erickson
Corporate Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about May 26, 2010

Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Shareholders on June 22, 2010.
The Cascade Financial Proxy Statement and 2009 Annual Report to Shareholders are available online at
http://www.cascadebank.com/shareholder.cfm? or http://www.snl.com/Irweblinkx/docs.aspx?iid=102173

CASCADE FINANCIAL CORPORATION
2828 Colby Avenue
Everett, Washington 98201
____________________

PROXY STATEMENT
Annual Meeting of Shareholders
June 22, 2010

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Cascade Financial Corporation (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on June 22, 2010 (the “Annual Meeting”), and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board of Directors of the Company (the “Board”) has set May 14, 2010 as the record date for the meeting. If you were the owner of Company common stock at the close of business on May 14, 2010, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding common shares, as of the record date, must be present at the meeting in order to hold the meeting and conduct business. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. On the record date, there were 12,271,529 shares of Company common stock outstanding. Shares are counted as present at the meeting if you:

•	Are present and vote in person at the meeting; or

•	Have voted by Internet or telephone; or

•	Have properly submitted a proxy card.

How many votes are required to approve the proposals?

Election of Directors (Item 1).  The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors.  Abstentions and broker non-votes are not counted toward a nominee’s total.

Advisory Vote on Executive Compensation (Item 2) and Ratification of Independent Registered Public Accounting Firm (Item 3).  The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the ratification of the compensation of executives, and the ratification of the independent registered public accounting firm.  For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Amending the Company’s Articles of Incorporation (Item 4).  The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is needed to proceed with amending the Company’s Articles of Incorporation.  Abstentions and broker non-votes will have the same effect as a vote against the proposal to amend the Articles of Incorporation.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and in favor of Items 2 through 4.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting.  A broker non-vote occurs when a broker or other shareholder of record holding shares for a beneficial owner submits a proxy for a shareholder meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to the proposal and has not received instruction from the beneficial owner.

Brokers, as the holders of record of shares, are permitted to vote on “routine” matters, such as the ratification of an independent registered public accounting firm, but not on non-routine matters.  Effective January 1, 2010, due to recent changes to the rules enacted by the New York Stock Exchange and the Securities and Exchange Commission, voting for directors in uncontested elections is no longer considered a “routine” matter, and therefore, brokers will not be permitted to cast votes on Item 1, the election of directors, at the Annual Meeting without instructions from their customers.  The new rules regarding broker discretionary voting do not affect a broker’s ability to use its discretion to cast votes on uninstructed shares in connection with Item 2, the non-binding advisory proposal on the compensation of executive officers, and Item 3, the ratification of the independent registered public accounting firm, as both of these proposals continue to be considered “routine” matters.  Brokers are not permitted to vote your shares with respect to Item 4, the amendment to the Articles of Incorporation, without instructions from their customers since it is a non-routine matter.

How does the Board recommend that I vote?

The Board recommends that you vote your shares

“FOR”:

Item 1:   Election to the Board of the five directors named in this Proxy Statement;

Item 2:  An advisory (non-binding) vote approving the compensation of executive officers as described in the compensation discussion and analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement;

Item 3:   Ratification of Moss Adams LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010; and

Item 4:   Approving an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 65,000,000.

How do I vote my shares without attending the meeting?

If you are a shareholder of record or hold shares through a Cascade stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•
By Internet or Telephone – If you have Internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card or Voting Instruction Form. If you vote by Internet or telephone, you do not need to return your proxy card.

•
By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on June 21, 2010.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed Legal Proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

If you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account and/or another shareholder is soliciting your vote. To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes. If you vote by mail, you may later change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company; the statement must be received by the Secretary on or before June 21, 2010; or

•	Voting by Internet or telephone at a later date; or

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting.

ITEM 1 – ELECTION OF DIRECTORS

Directors and Nominees

The Board is divided into three classes of approximately equal size. The members of each class are usually elected to serve three-year terms with the term of office of each class ending in successive years. Richard L. Anderson, C.P.A., Marion R. Foote, Janice E. Halladay, and Craig G. Skotdal are directors whose terms expire at this Annual Meeting and who have been nominated for reelection to the Board to serve until the 2013 Annual Meeting or until their successors are elected and qualified.  The Company is nominating one new director, Thomas H. Rainville, to stand for election at the Annual Meeting.

All the nominees have consented to being named as a nominee in this Proxy Statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute nominee designated by the Board, unless a contrary instruction is indicated on the proxy card. Set forth below is a short biographical summary of each director which includes their experience, qualifications, attributes and skills which led the Board to conclude that each should continue to serve as a director of the Company.

NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS ENDING 2013

RICHARD L. ANDERSON, C.P.A.	Director since 2004

Richard L. Anderson, age 55, serves as Chair of the Audit Committee and is a member of the Loan Committee and the Executive Committee. He is the “audit committee financial expert” as defined under SEC rules.

Mr. Anderson is a Certified Public Accountant and a principal with Hascal, Sjoholm & Company, PLLC, an Everett-based accounting firm at which he has been employed since 1976.

Mr. Anderson is an experienced leader on numerous community boards. He has held board positions with a wide range of civic and community groups, including the Greater Everett Community Foundation, Everett Public Facilities District, Compass Health, the Everett Public Library, Arts United and Big Brothers/Big Sisters of Snohomish County, among others.

Mr. Anderson received a Bachelor of Arts Degree in Business Administration with an emphasis in accounting from Washington State University in 1976 and earns continuing professional education credits specific to bank audit, ALCO and directorship sponsored by the American Institute of Certified Public Accountants and the Washington Society of CPAs.

Mr. Anderson has extensive experience in accounting, taxation, strategic planning, auditing, financial statements, and capital management.  His strong presence in the Everett community remains key to the retention and growth of both customer and shareholder relationships.

MARION R. FOOTE	Director since 2010

Marion R. Foote, age 64, was appointed to the Board on April 27, 2010 to replace Katherine Lombardo whose term was scheduled to expire in 2010.

Ms. Foote has over 28 years of experience in the banking industry, including a 16 year career in commercial banking, holding senior executive level positions at First Chicago/NBD (now part of JP Morgan Chase) and Bank of America. She has over 12 years of experience as a Managing Director in firms specializing in consulting with financial services companies in the areas of deposit growth, improving market share and increasing customer profitability. Since 2005, Ms. Foote has served as a Managing Director for Novantas, LLC, an international company headquartered in New York, where she also serves as the firm’s senior marketing partner.

She has held board positions with a wide range of business, civic and community groups, including current service as a director of Saturna Trust Company, a subsidiary of Saturna Capital, headquartered in Bellingham, Washington.  Ms. Foote also serves as a Board Member and Treasurer of St. Joseph’s Hospital Foundation, Bellingham, Washington.  She is an advisory director of privately-held Diacor, Inc. She is a former director of CFSBdirect (now part of E*Trade) and chaired its Audit and Compensation Committee while it had public ownership.

Ms. Foote’s qualifications include a Bachelor of Arts degree in the Economics Honors Program at Smith College, where she graduated magna cum laude, Phi Beta Kappa in 1967 and a Masters in Business Administration from Harvard Business School where she graduated with High Distinction as a Baker Scholar in 1969.

JANICE E. HALLADAY	Director since 1999

Janice E. Halladay, age 66, serves as Chair of the Compensation Committee and is a member of the Loan Committee and the Executive Committee.

Ms. Halladay brings knowledge of all aspects of bank operations as well as organization, leadership and interpersonal skills to her role as a director. She is a retired banking executive with more than 20 years of experience in the banking industry, including six years as a senior executive with Pioneer Bank. She most recently served as office manager for Moss Adams LLP.

In addition, Ms. Halladay is an experienced leader on numerous non-profit community boards. She served as Chair of the Hospital Governance Board Committee of the Washington State Hospital Association and as an Ex-Officio member of the Board of Trustees for the Washington State Hospital Association. She served as the Chair of the Board of Directors of Providence Regional Medical Center Everett and currently is a member of the Quality, Mission and Credentials Committees. She is a member of the Board of Pensions for the Pacific Northwest Conference of the United Methodist Church.

Ms. Halladay has a diploma from the School for Executive Development at Arizona State University in 1988 and is an active participant in banking and compensation education conferences and seminars.

THOMAS H. RAINVILLE	Director since 2010

After beginning his banking career in Montana, Thomas H. Rainville, age 79, was recruited by the Bank of Everett, where he was elected to its Board of Directors and served as Executive Vice President and Chief Executive Officer, a position he held until the Bank of Everett merged into Rainier National Bank, where he served as a Senior Vice President. He left that position to found American First National Bank in Everett, where he served as President, Chairman and CEO until that bank was acquired by Cascade Bank in 1997.

He was a founding director of the Northwest Intermediate Banking School, a founding director of the Washington Independent Bankers’ Association (where he served as President), and served as State Director of the Independent Bankers’ Association of the Americas.

Mr. Rainville has served on numerous Boards, including the Everett Area Chamber of Commerce, United Way of Snohomish County, the Everett YMCA, the Everett General Hospital Foundation, Everett Providence Hospital, and local chapters of Big Brothers Big Sisters, the Boy Scouts, the American Red Cross, the American Cancer Society and Junior Achievement, among others. He is a past president of the Rotary Club of Everett and a past District Governor of Rotary International.

He is currently an elected Commissioner of the Mukilteo Water and Wastewater District and a member of the Finance Council of the Archdiocese of Seattle.

Mr. Rainville received a degree in Business Administration with an accounting major from the University of Montana in 1959, and is a 1972 graduate of the Pacific Coast Banking School.

CRAIG G. SKOTDAL	Director since 2001

Craig G. Skotdal, age 36, serves as a member of the Finance and the Corporate Governance and Nominating Committees.

He is President of Skotdal Real Estate, a property development and management company based in Everett, Washington, a position he has held since 1996. He graduated from Stanford University in 1996 and the University of Washington Foster School of Business executive development program in 2002. Mr. Skotdal is a recipient of the Lyons Award, Stanford’s highest honor for public service, due to his work on behalf of the university’s disabled community.

Mr. Skotdal is a director of the Downtown Everett Association, and is actively engaged in the revitalization of Everett’s urban center through the development of new mixed-use projects, most recently including Peninsula Apartments and Library Place. He is also committed to preserving local media in Snohomish County through his ownership and involvement in KRKO 1380-AM, a Fox Sports Radio affiliate which broadcasts the Everett Silvertips (hockey), Everett Aquasox (baseball), and Washington State University football and basketball. Additionally, he is an investor in a new proposed radio station to be licensed on 1520-AM.

THE BOARD RECOMMENDS A VOTE FOR THE ABOVE NOMINEES

DIRECTORS CONTINUING IN OFFICE UNTIL 2011 – NO VOTE REQUIRED

DAVID W. DUCE	Director since 1991

David W. Duce, age 50, serves as Chair of the Corporate Governance and Nominating Committee, Vice Chair of the Compensation Committee and a member of the Executive Committee. He served as Chair of the Board from May 2004 to May 2008.

Mr. Duce has more than 25 years experience as a licensed attorney in Washington State. He is an “AV Rated” attorney, which is the highest possible rating for an attorney in both legal skill and integrity from Martindale-Hubbell.  Currently he is a partner at the Everett, Washington based law firm Duce Bastian Peterson.

He is a past Chair of the Professional Negligence Section of the Washington State Association for Justice and has served for more than 15 years as an arbitrator for cases brought before the Snohomish County Superior Court.

Mr. Duce received a Juris Doctor degree, magna cum laude, from Pepperdine University School of Law in 1984.

JIM GAFFNEY	Director since 2006

Jim Gaffney, age 58, serves as a member of the Compensation Committee and the Loan Committee.

Mr. Gaffney has more than 36 years of management and business ownership experience in commercial construction and real estate and land development as the owner/president and founder of Gaffney Construction, Inc. Based in Everett, Washington the firm has built a wide range of projects in the Northwest including bank, office, retail and nonprofit facilities.

Mr. Gaffney is an experienced leader on numerous community boards, which included serving 20 years as a board member of the Boys & Girls Club of Snohomish County.

ARNOLD R. HOFMANN	Director since 2010

Arnold R. Hofmann, age 65, was formerly a director of the American First National Bank in Everett, which was acquired by Cascade Bank in 1997. He has been the owner and developer of various multi-family and commercial properties in Everett, Edmonds and Seattle, Washington since 1977.

He was a U.S. Navy Supply Corps Officer from 1968 to 1988, retiring at the rank of Commander. As a Naval Officer, Mr. Hofmann’s responsibilities included business planning, budgeting, contracting, and oversight of construction and maintenance projects.

He is a graduate of Everett High School and the University of Washington and received a degree in Business Administration and a major in Finance in 1968.

CAROL K. NELSON	Director since 2001

Carol K. Nelson, age 54, was appointed Chief Executive Officer of the Company commencing May 1, 2002. She served as President of the Company from February 2001 to May 2002, and has served as President and Chief Executive Officer of the Bank since February 2001. She is a member of the Loan Committee and the Executive Committee.

Ms. Nelson has over 30 years of experience in the commercial banking industry, 14 of which have been at the executive level. She was previously employed by Bank of America from 1978 to 2001, and served as Senior Vice President and Northern Region Executive from 1996 to 2001.

Ms. Nelson is an experienced leader on numerous community boards. She serves as a director and past Chair of the Board of the Washington Bankers Association and served on the Board of Directors of the Seattle Branch of the Federal Reserve Bank of San Francisco from 2006 to 2009. Ms. Nelson served on the board of the Washington State Major League Baseball Stadium Public Facilities District from 2004 to 2009 and is a past Chair of the Board of United Way of Snohomish County. During 2007, Ms. Nelson was appointed by Governor Christine Gregoire to chair the State Task Force on Homeowner Security. She serves as a director for the Washington Roundtable, and Premera Blue Cross, where she has chaired the Audit Committee. She also serves as a Trustee for Seattle University, and serves on the Finance and the Audit Committees of the board.

Ms. Nelson received a Bachelor’s degree in Business Finance (magna cum laude) in 1978 and a Master’s degree in Business Administration in 1984 from Seattle University.

DAVID R. O’CONNOR	Director since 1997

David R. O’Connor, age 64, serves as Chair of the Loan Committee and is a member of the Audit Committee and Executive Committee.

Mr. O’Connor has over 35 years of experience in land development and construction management. He is co-owner of Mobile Country Club in Everett, Washington since 1993 and was previously a co-owner of O’Connor & Oehler Construction, Inc. from 1974 to 1996.

Mr. O’Connor was formerly a bank director of American First National Bank for more than 13 years until it was acquired by Cascade in 1997.

DIRECTORS CONTINUING IN OFFICE UNTIL 2012 – NO VOTE REQUIRED

DWAYNE R. LANE	Director since 1995

Dwayne R. Lane, age 74, serves as a member of the Corporate Governance and Nominating Committee and the Audit Committee.

Mr. Lane has substantial managerial and business ownership experience as a retired owner of two automobile dealerships in Everett, Washington.

Mr. Lane is an experienced leader on numerous community boards including seven years of bank director experience with Olympic Bank. In addition, he was formerly a Port Commissioner with the Port of Everett for twelve years and served for more than six years on the Board of Directors of Providence Hospital of Everett.

DENNIS R. MURPHY, PH.D.	Director since 1991

Dennis R. Murphy, age 68, serves as Chair of the Board of Directors and Chair of the Executive Committee, and is Vice Chair of the Finance Committee. He is the past Audit and Finance Committee Chair.

Dr. Murphy has substantial senior managerial experience in large organizations including Indiana University and Emory University.  He is currently the Dean Emeritus of the College of Business and Economics and a Professor at Western Washington University. He was the past Provost and had a distinguished career as Dean of the College of Business and Economics for 25 years.

He is an experienced leader on numerous community boards, which includes serving as a current Board member of the Economic Advisors of Saturna Capital. He is a past Board member and Chair of the Audit and Finance Committee of Northwest Medical Bureau, past Audit Committee Chair of Western Washington Foundation and past President of United Way of Whatcom County.

Dr. Murphy holds a Ph.D. in Economics which he received from Indiana University in 1974.

CHRISTIAN H. SIEVERS	Director since 2010

Christian H. Sievers, age 74, spent 16 years (1985-2001) as Senior Vice President and Managing Director of ABN AMRO-Seattle. ABN is one of the worlds’ largest banks, headquartered in Amsterdam, with offices in over 90 countries. Its customer base is primarily Fortune 500 companies.

Mr. Sievers is currently an executive officer of H&H Properties, developer of the Useless Bay Colony and the Useless Bay Golf and Country Club on South Whidbey Island, a development which encompasses over 800 acres. He also manages personal real estate holdings.

Prior to ABN AMRO, Mr. Sievers spent four years as a Vice President at Seafirst/Bank of America, handling the bank’s largest customers in the Pacific Northwest. Prior to that, he spent fourteen years with Pacific National Bank/First Interstate, becoming Vice President and Manager of the National Accounts Division with a group responsible for covering all major companies in the USA. He was also responsible for working with correspondent banks outside the Pacific Northwest, including most of the largest banks in the U.S.

Mr. Sievers received a Bachelor’s degree in Business Administration from the University of Washington in 1964 and the Pacific Coast Banking School in 1975. He also attended senior management classes at the Insead International Graduate School in Fontainebleau, France.

RONALD E. THOMPSON	Director since 1991

Ronald E. Thompson, age 60, serves as Vice-Chair of the Board of Directors and serves as Vice Chair of the Loan Committee, the Audit Committee and the Executive Committee.

Mr. Thompson has over 30 years of experience as a Real Estate Broker specializing in residential, commercial and property management, and 10 years experience in savings & loan and commercial banking. Since 1984 he has been the owner and President of Windermere Commercial NW, Windermere Property Management NW and Turnkey Repair and Maintenance Divisions of Windermere Real Estate/Realty Brokerage, Inc. in Everett, Washington. This company provides full service commercial real estate brokerage, property management and property maintenance services.

Mr. Thompson is an experienced leader on numerous non-profit community boards. He is a past president of the Snohomish County-Camano Association of Realtors, a past state director of the Washington Association of Realtors and has served on the Boards of the Mount Baker Council Boy Scouts of America, the Providence Hospital Foundation and the Everett Golf and Country Club.  He is a Board member and past President for the Mukilteo LaCrosse Club.

He received a Bachelor’s degree in Business Administration from the University of Washington in 1971.

G. BRANDT WESTOVER	Director since 1986

G. Brandt Westover, age 49, serves as Chair of the Finance Committee and a member of the Corporate Governance and Nominating Committee and the Executive Committee.

Mr. Westover has over 23 years of experience in the financial services field, with a specific focus on financial market, risk, investment and banking experience.  He is currently the Managing Director and Market Area Manager for UBS Financial Services, Inc. in Seattle, Washington, a position he has held since 2003. Prior to this position, he was a corporate Vice President and Branch Manager for UBS-Paine Webber in Bellevue, Washington from 1996 to 2002.

Mr. Westover is an experienced leader on numerous community boards and organizations including a member of the Seattle Symphony Board of Directors and the Issaquah Little League. He is a past trustee of the University of Washington Alumni Association.

He received a Bachelor’s degree in Business Administration from the University of Washington in 1983 and he graduated from the Wharton School’s Securities Institute advanced course work program.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure

The Company has chosen to separate the principal executive officer and Board chairman position since 2002.  The Company believes that this Board leadership structure is the most appropriate structure for the Company in order to allow the Board to exercise its independent judgment in the fulfillment of its fiduciary duties.

Board Evaluation

Each year the Board, under the leadership of the Corporate Governance and Nominating Committee, conducts an evaluation of the Board, its committees and chairs, and individual director effectiveness.  The Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee performance.

Board Oversight of Risk

The Board exercises its oversight of risk management through an enterprise risk management (ERM) program, designed to identify and mitigate key risks facing the Company.  This ERM program is administered by the Bank’s chief risk officer and the Board delegates the risk oversight function to Board committees, consistent with the committees’ charters.  The Board is engaged in the identification of key risks and receives periodic ERM updates through presentations directly from the chief risk officer and Board committee reports during Board meetings.

The Compensation Committee retained Amalfi Consulting in 2009 to assist it in its review of the compensation policies of the Company and the Bank with respect to the compensation plans for selected employees.  Following the Committee’s review of Amalfi’s findings, and the Committee’s own internal assessment completed with the assistance of the

Bank’s Chief Risk Officer, the Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Independence of Directors

NASDAQ listing standards (the market on which the Company’s stock trades) require that a majority of the Board of Directors of each listed company must be independent as defined under NASDAQ rules.

The Board of the Company has concluded that Richard L. Anderson, David W. Duce, Jim Gaffney, Janice E. Halladay, Arnold R. Hofmann, Dwayne R. Lane, Marion R. Foote, Dennis R. Murphy, David R. O’Connor,  Thomas H. Rainville, Christian H. Sievers, Craig G. Skotdal, Ronald E. Thompson and G. Brandt Westover qualify as independent directors under the NASDAQ established criteria.  There were no transactions, relationships, or arrangements not disclosed under the “Transactions with Management and Others” section of this Proxy Statement that were considered by the Board in determining the independence of these directors.  In addition, no directors serving on any Board committees failed to meet any committee-specific independence standards required by NASDAQ.

Stock Ownership Guidelines for Outside Directors

On January 23, 2007 the Board adopted guidelines for outside director ownership of stock.  Outside directors should own shares in Cascade Financial Corporation equal in value to the lesser of: (a) three times the annual cash board retainer or 5,000 shares within three years of joining the board or (b) five times the annual cash board retainer or 8,000 shares within five years of joining the board.  All outside directors meet the stock ownership guidelines as of the date of this Proxy Statement.

Board Committees and Meetings

During the year ended December 31, 2009, the Board held eleven regular meetings.  The Board has an Executive Committee, an Audit Committee, a Finance Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Loan Committee, which is a committee of the Bank only.

Executive Committee.  The Executive Committee consists of the CEO, the Chair and Vice Chair of the Board, and the Chairs of the Board’s committees, and has authority to generally act for the full Board.

Audit Committee.  Formerly known as the Audit and Finance Committee, the duties of this committee were assigned to two separate committees, the Audit Committee and the Finance Committee,  in 2009.  The Audit Committee is responsible to the Board for the areas of audit and compliance, risk assessment and technology management. The Committee operates under a charter approved by the Board.  The Audit Committee Charter is attached as Appendix A to this Proxy Statement and posted on the Company’s website at www.cascadebank.com. The Committee is responsible for the appointment, compensation and oversight of the external auditor. The Committee provides direction and oversight to the internal audit department and reviews the examination of the Bank by federal regulatory authorities. The Committee also reviews the financial statements and filings. The Board has affirmatively determined that none of the members of the Audit Commitee have a material relationship with the Company that would interfere with the exercise of independent judgment and all current members of the Audit Committee are “independent” directors within the meaning of both the NASDAQ and Securities and Exchange Commission (SEC) rules. The Board has determined that Richard L. Anderson is the “audit committee financial expert” as defined under SEC rules.

Finance Committee. This is a new committee of the Board formed in 2009, which focuses on the oversight of functions previously under the purview of the Audit and Finance Committee.  The Finance Committee is responsible to the Board for the areas of asset and liability management, investments and financial strategy.  The Committee operates under a charter approved by the Board.  The Finance Committee Charter is attached as an Appendix B to the Proxy Statement and posted on the Company’s website at www.cascadebank.com.  All current members of the Finance Committee are “independent” directors within the meaning of both the NASDAQ and Securities and Exchange Commission (SEC) rules.

Compensation Committee. The Compensation Committee, composed entirely of independent directors, is responsible for establishing and reviewing the compensation and employee benefit policies of the Company and the Bank.  The Committee approves compensation of executive officers, and awards stock options and restricted stock, in accordance with the Company’s 2003 Long-Term Incentive Plan and established Board policies. The Committee operates under a charter approved by the Board.  The charter is posted on the Company’s website at www.cascadebank.com. The Company will also provide a copy of the charter to shareholders upon request.

Loan Committee. The Loan Committee is a Bank committee which reviews and approves loans in excess of the limits established for the Bank’s Management Loan Committee. Included in that review are all extensions of credit to borrowers whose aggregate borrowing levels exceed the limits placed on the Management Loan Committee.  The Loan Committee also reviews loans that do not conform to the Bank’s Loan Policy. During 2009 this Committee’s role was expanded to include increased oversight of the Bank’s lending functions, including risk segmentation analysis of concentrations of credit risk identified by product type, geographic distribution, underlying collateral or other asset groups.  The Loan Committee reviews all nonperforming loans and the processes and progress toward the resolution of those loans.  The Loan Committee is also responsible for reviewing and recommending to the full Board the approval of new loan policies and the ratification or revision of existing policies as required.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and assesses the composition of the Board; oversees an annual evaluation of the Board and its committees; takes the lead in identifying potential candidates to serve as Board members; recommends director candidates to the Board; reviews and recommends appropriate director compensation; and provides leadership with respect to corporate governance. The Committee is responsible for establishing criteria for director eligibility; procedures for nominating directors, including director nominations from shareholders and timelines for the nomination process; as well as nominating the Chair and Vice Chair of the Board. Only independent directors serve on this Committee. The Committee operates under a charter approved by the Board. The charter is posted on the Company’s website at www.cascadebank.com. The Company will also provide a copy of the charter to shareholders upon request.

The Board and its committees may retain outside advisors as they determine necessary to fulfill their responsibilities.  All committees report their activities to the full Board.

Each Board member attended at least 75% of the aggregate meetings of the Board and of the Committees on which he or she served that were held in 2009 during the period for which he or she was a Board or Committee member.

The following table summarizes the membership of the Board and each of its committees, as well as the number of times each committee met during 2009. Committee assignments are as of December 31, 2009.

	Board	Executive	Audit	Finance	Compensation	Loan (*)	Corporate Governance and Nominating
Richard L. Anderson	Member	Member	Chair			Member
David W. Duce	Member	Member			Vice Chair		Chair
Jim Gaffney	Member				Member	Member
Janice E. Halladay	Member	Member			Chair	Member
Dwayne R. Lane	Member		Member				Member
Katherine M. Lombardo	Member				Member		Vice Chair
Dennis R. Murphy	Chair	Chair		Vice Chair

	Board	Executive	Audit	Finance	Compensation	Loan (*)	Corporate Governance and Nominating
Carol K. Nelson	Member	Member				Member
David R. O’Connor	Member	Member	Member			Chair
Craig G. Skotdal	Member			Member			Member
Ronald E. Thompson	Vice Chair	Vice Chair	Vice Chair			Vice Chair
G. Brandt Westover	Member	Member		Chair			Member
Number of meetings held in 2009	11	3	5	3	9	30	4

(*)	The Loan Committee is a committee of the Bank only.

The directors of the Company also serve as directors of Cascade Bank, the only operating subsidiary of the Company.  Other than the Loan Committee, Cascade Bank has parallel committees and committee assignments.

Nomination Process

The Corporate Governance and Nominating Committee (the “Governance Committee”) is responsible for identifying individuals qualified to become members of the Board and its committees, and recommending candidates for election at the next annual, or other properly convened, meeting of shareholders. The Governance Committee is governed by the Company’s Articles of Incorporation and Bylaws as well as the Committee’s charter.

The Governance Committee will evaluate candidates for Board service who come recommended by its own members, by other Board members, or by shareholders or management. It may also engage the service of  third-party search firms to assist in identifying and evaluating possible candidates, but did not do so during the 2009 fiscal year. The Governance Committee will consider nominations from shareholders, provided that such nominations are received on a timely basis by the Company’s Secretary as required by the Articles of Incorporation, the Bylaws and prior year’s Proxy Statement of the Annual Meeting of Shareholders. The Committee evaluates candidates recommended by shareholders in the same manner that it evaluates candidates coming to its attention from any other source. The Committee’s evaluations include a review of each candidate’s business and professional skills and experience; commitment to representing the long-term interests of shareholders; analytical abilities and objectivity; independence; ability to evaluate risk; leadership capacity; personal integrity and professional ethics; and practical wisdom and sound judgment. Candidates should have reputations, both personal and professional, of the highest caliber and entirely consistent with the Company’s image and reputation. In the case of incumbent directors whose terms of office are due to expire at the upcoming Annual Meeting of Shareholders, the Governance Committee reviews each such director’s overall service to the Company during his or her prior term of service, his or her attendance record at Board and Committee meetings, and the results of each such director’s Board member evaluation results.

The majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of conflict of interest while serving as a director.  Directors must also have time to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Governance Committee seeks to attract and retain highly qualified directors who have sufficient time and ability to attend to their substantial duties and responsibilities to the Company.

The Company adopted a Director Nominations Policy in 2004, which was revised by the Board of Directors in 2008.  This policy is posted on its website at www.cascadebank.com.  Board membership criteria includes the requirement that each candidate should contribute to the Board’s overall diversity.  (Diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.)  The Company has carefully considered its stated board membership criteria in the consideration of candidates recommended for re-election.

Settlement Agreement

On April 27, 2010, the Company and Craig G. Skotdal, Dwayne R. Lane, Thomas H. Rainville, Christian H. Sievers, Arnold R. Hofmann, Arthur W. Skotdal, Andrew P. Skotdal, Skotdal Quality Investments, L.L.C., Skotdal Enterprises, Inc., and Arthur & Marianne Skotdal Revocable Living Trust (collectively, the “Shareholder Group”) entered into an agreement (the “Settlement Agreement”) to settle a proxy contest pertaining to the election of directors to the Board at the Annual Meeting.

Pursuant to the Settlement Agreement, among other things:

•
The Company agreed: (i) to increase the size of the Board to 15 members; (ii) to appoint Mr. Hofmann, Mr. Sievers, and Mr. Rainville to serve as directors of the Company for one-, two-, and three-year terms, respectively; and (iii) to nominate and use its reasonable best efforts to cause the election of Messrs. Skotdal and Rainville at the Annual Meeting.

•
The Company will file applications with the appropriate federal and state agencies to seek approval of Messrs. Hofmann, Sievers and Rainville to serve as directors of the Board and the Board of Directors of Cascade Bank (the “Bank Board”) and, subject to receipt of regulatory approvals, the Board and the Bank Board will appoint Messrs. Hofmann, Sievers and Rainville to serve as members of the Board and the Bank Board.

•
The Shareholder Group agreed, among other things: (i) to support and vote in favor of the Board’s slate of nominees at the Annual Meeting, (ii) to support and vote in favor of amending the Articles of the Corporation (the “Articles”) of the Company to increase the number of authorized shares of common stock by 40 million shares to a total of 65 million shares; (iii) to fully support efforts of the Company to raise $25 million as soon as practicable through a tailored capital raise as determined by the Board; and (iv) to fully support any appropriately tailored additional capital raise determined by the Board to be necessary to meet regulatory requirements.

•
Mr. Rainville agreed to drop his shareholder proposal for the Annual Meeting and the Shareholder Group will immediately seek to persuade the other shareholder proponents to drop their respective proposals for the Annual Meeting.  The Shareholder Group has agreed to vote against such proposals at the Annual Meeting.

•
The Shareholder Group also agreed to irrevocably revoke its notice of intent to nominate persons for election as directors, to terminate any intent to solicit proxies for the election of its own opposition slate of nominees, and to file an amendment to its previously filed Schedule 13D.

•
For a period of three years from the date of the Settlement Agreement, and so long as any one of Messrs. Skotdal, Lane, Rainville, Hofmann, Sievers (collectively, the “Group Directors”) is a member of the Board, no member of the Shareholder Group nor any affiliate of the Shareholder Group will:

•
Effect or seek to effect, offer or propose to effect, or cause or participate in, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect any (i) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries; (ii) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries; or (iii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries;

•
Engage in any solicitation of proxies or consents to vote any voting securities of the Company in opposition to the recommendation of the Board with respect to any matter, including the election of directors, or become a “participant” in any “contested solicitation”;

•	Take any action to seek to amend any provision of the Company’s Articles or Bylaws except as may be approved by the Board;

•
Grant any proxy rights with respect to the Common Stock to any person not designated by the Company, except for the voting agreement dated May 9, 2008 by and among Craig G. Skotdal, Andrew Skotdal, the Arthur & Marianne Skotdal Revocable Living Trust, Skotdal Quality Investments, L.L.C., and Skotdal Enterprises, Inc. and only where it shares voting power pursuant to arrangements that exist on the date of this Agreement;

•	Call or seek to have called any meeting of the shareholders of the Company;

•	Propose any matter for submission to a vote of the shareholders of the Company; and

•
Unless required by law, make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) in support of any proxy solicitation other than a proxy solicitation by the Company, or concerning any matter described above.

The Company filed a complete copy of the Settlement Agreement with the SEC on April 29, 2010 as Exhibit 10.1 to its Current Report on Form 8-K.  The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Standards of Conduct

The Board has adopted Standards of Conduct for employees, officers and directors, which include a “code of ethics” as defined by Item 406 of the Regulation S-K. These Standards of Conduct apply to the members of the Board of Directors and all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company will provide a copy of the Standards of Conduct to shareholders upon request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups who beneficially own more than 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) and to provide a copy to the Company disclosing such ownership. Based on such reports, the following table sets forth, as of April 30, 2010, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of common stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of common stock at April 30, 2010.

The following table shows the number of shares of the Company’s common stock beneficially owned at April 30, 2010, by the Company’s directors and nominees for director, executive officers identified in the Summary Compensation Table, and all directors and executive officers as a group. The address of each person, except as set forth below, is the same as the Company’s principal office.

Name	Number of Shares Beneficially Owned (1)		% of Shares Outstanding
Beneficial Owners of more than 5%:
Arthur W. Skotdal, Andrew P. Skotdal and Craig G. Skotdal c/o Douglas A. Schafer Schafer Law Firm P.O. Box 1134 Tacoma, WA 98401	1,144,535		9.3%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	650,377		5.4%
Directors:
Richard L. Anderson	28,457		*
David W. Duce	57,356	(2)	*
Marion R. Foote	100,000		*
Jim Gaffney	15,607		*
Janice E. Halladay	32,737		*
Arnold R. Hofmann	12,419		*
Dwayne R. Lane	95,848		*
Dennis R. Murphy	42,800		*
Carol K. Nelson **	233,053		1.9%
David R. O’Connor	170,341	(3)	1.4%
Thomas H. Rainville	141,031		1.1%
Christian H. Sievers	6,875		*
Craig G. Skotdal	1,144,535	(4)	9.3%
Ronald E. Thompson	57,920		*
G. Brandt Westover	55,596		*
Executive Officers:
Steven R. Erickson	81,438		*
Lars H. Johnson	113,439	(5)	*
Debbie E. McLeod	56,209		*
Robert G. Disotell	185,643		1.5%
All Executive Officers and Directors as a group (19 persons)	2,568,517		20.9%

*	Less than 1% of shares outstanding
**	Also an executive officer of the Company and the Bank

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses or other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table possess voting and/or investment power. Shares held in accounts under the Company’s 401(k) plan as of April 30, 2010 are included in the above table as follows: Ms. Nelson: 2,928; Mr. Erickson: 31,630; Ms. McLeod: 1,760; and Mr. Disotell 36,381; all executive officers and directors as a group: 78,735. These amounts do not include the remaining shares held by the Bank’s 401(k) plan for which Ms. Nelson and Messrs. Anderson and Westover act as trustees. The amounts shown also include the following amounts of common stock which the following individuals have the right to acquire within 60 days of April 30, 2010 through the exercise of stock options granted pursuant to the Company’s stock option plans: Mr. Anderson: 4,250; Mr. Gaffney: 4,000; Ms. Nelson: 172,812; Mr. Erickson: 49,108; Ms. McLeod: 52,981; Mr. Disotell: 42,312; and all executive officers and directors as a group: 369,871.

(2)	Includes 288 shares held by Mr. Duce’s children, and 1,375 shares held by a testamentary trust of which Mr. Duce is trustee.

(3)	Includes 124,265 shares held by a trust in which Mr. O’Connor has a pecuniary interest.

(4)
Includes 357,571 shares held by Mr. Skotdal’s brother of which Mr. Skotdal has the authority to vote, 291,365 shares held by a limited liability company in which Mr. Skotdal has a pecuniary interest, 60,000 shares held by Skotdal Enterprises, a company in which Mr. Skotdal has a pecuniary interest, and 51,091 shares held by Mr. Skotdal’s father of which Mr. Skotdal has the authority to vote.

(5)
Lars H. Johnson is no longer employed by the Company and his shares are not included in the total for all executive officers and directors.  His share ownership information is as of December 31, 2009 and includes 5,060 shares held in account under the Company’s 401(k) plan as of December 31, 2009 and 79,488 shares of common stock to which he had a right to acquire within 60 days of December 31, 2009, which right has expired as of April 30, 2010.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based upon a review of reports and written representations furnished to it, the Company believes that during fiscal year 2009, all filings with the Securities and Exchange Commission by its executive officers, directors and 10% or greater shareholders complied with requirements for reporting ownership and changes in ownership of the Company’s common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934. This information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 we have received.

ITEM 2 – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 into law. The Act includes a provision, commonly referred to as “Say-on-Pay,” that amends existing law and requires a TARP recipient to: “permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material).” We are a TARP recipient because of our participation in the U.S. Department of the Treasury’s Capital Purchase Program, pursuant to which we issued $39 million in preferred stock and warrants to purchase 863,442 shares of our common stock at an exercise price of $6.77 per share, to the Treasury in 2008. See the section below entitled “Employment/Change of Control/Severance Agreements – Compliance with the U.S. Treasury Department’s Capital Purchase Program.”

The Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

As provided in the Act, the vote is not binding on the Board and may not be construed as overruling a decision by the Board, nor creating or implying any additional fiduciary duty by the Board, nor be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

ITEM 3 – RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

The Audit Committee has selected Moss Adams LLP, Certified Public Accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  Moss Adams has served as the Company’s independent registered public accounting firm since 2004.  Moss Adams’ services and fees for 2009 and 2008 are described under the heading “Independent Registered Public Accounting Firm” below.

Although ratification is not required by the Company’s bylaws or otherwise, the Board is asking the Company’s shareholders to ratify the selection of Moss Adams as a matter of good corporate practice.  In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment, but may decide to maintain the appointment.  Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest and the best interest of the shareholders.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION
OF THE SELECTION OF MOSS ADAMS LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2010.

ITEM 4 – APPROVING AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 65,000,000

On April 27, 2010, the Board adopted a resolution recommending that the Company’s Articles of Incorporation, as amended, be amended further to increase the number of authorized shares of common stock, $.01 par value per share, from 25,000,000 to 65,000,000 (the “Amendment”).  The Board further directed that the Amendment be presented to the shareholders for a vote at the Annual Meeting.  If the Amendment is approved by shareholders, the Company will thereafter execute and submit to the Washington Secretary of State for filing Articles of Amendment of the Articles of Incorporation, as amended, providing for the Amendment. The Amendment will become effective when the Articles of Amendment are accepted for filing by the Washington Secretary of State.

As of the date of this Proxy Statement, there are 12,271,529 shares of common stock issued and outstanding.  There are 537,600 shares of common stock reserved for issuance upon exercise of options previously granted under the Company’s Long Term Incentive Plan and a predecessor plan.  There are an additional 509,170 shares available for future grants under the Company’s Long Term Incentive Plan, which was approved by the Company’s shareholders in 2003.  In addition, there are 54,309 shares available for future grant under the Company’s Employee Stock Purchase Plan.  The Board issued 2,410,282 shares in a 5 for 4 stock split on May 18, 2006 and has 863,442 shares reserved for TARP warrants.

Reasons for Proposed Amendment

The Board has initiated a process to identify and evaluate a broad range of strategic alternatives to further strengthen the Company’s capital base and enhance shareholder value, including capital-raising transactions involving public and/or private offerings of common stock.  The Board believes that the recent recession underscores the strategic importance of bolstering capital, both to enhance the Company’s ability to continue working through the ongoing impact of recent economic conditions on its loan portfolio and to position the Company to take advantage of business opportunities as they may arise. Given the current market price of our common stock, the Company needs additional authorized shares in order to be able to pursue the full range and extent of capital-raising opportunities that the Board may ultimately determine to be in the best interests of the Company and its shareholders.

On January 26, 2010 the Board entered into an informal agreement called a memorandum of understanding with the FDIC, which is discussed in the Company’s Form 10-K filed with the SEC on March 11, 2010.  Following a visitation by the FDIC and the Washington Department of Financial Institutions (the “Regulators”) in February, 2010, and due to our elevated level of non-performing assets and adversely classified assets, the Bank expects to enter into a Consent Order with the Regulators that will require the Bank to improve asset quality and reduce classified assets, to improve profitability, and to increase Tier 1 capital.  Recent Consent Orders issued to other banks have required the banks to maintain a Tier 1 capital to total assets leverage ratio (“Tier 1 Capital Ratio”) at least equal to or greater than 10%.  Based upon the Bank’s Tier 1 Capital Ratio as of March 31, 2010, which was 6.8%, approximately $60 million in additional capital would be required to achieve the required ratio if the ratio were achieved solely through the sale of common stock.  The number of shares required to be issued to generate additional capital will depend on the market price per share. For example, the Company’s stock price had a closing price between $1.80 and $2.75 in the 30 calendar days ending on May 5, 2010; at those prices, the Bank would need to issue approximately 33.3 and 21.8 million shares, respectively, in order to increase its Tier 1 Capital Ratio to 10% solely through the sale of common stock.  Reducing the total assets of the Bank would decrease the amount of capital the Bank would have to raise through the sale of stock in order to achieve the required ratio.  While the Company has no definitive agreements for the issuance of additional shares, the Board currently expects to satisfy the anticipated requirements to increase capital levels, in part, by the sale of common stock through public and/or private offerings if such sales can be arranged on terms, including price, that the Board deems in the best interests of shareholders.  Pursuant to the terms of the Settlement Agreement, any capital raise in excess of $25 million will require prior shareholder approval.  See Information Regarding the Board of Directors and Its Committees – Settlement Agreement.

Although the primary purpose of the amendment is to enable the Company to pursue the full range and extent of capital-raising opportunities that the board may ultimately determine to be in the best interests of the Company and its shareholders, the amendment also would provide the Company additional flexibility by increasing the authorized number of shares of common stock available for other general corporate purposes such as the redemption of trust preferred securities and the repayment of funds received by the Company as a participant in the U.S. Treasury Department’s Capital Purchase Program.

Potential Effects of Proposed Amendment

While we have no specific agreements in place for any financing at this time, the proposed increase in the number of authorized shares of common stock will give the Board authority to issue additional shares of common stock from time to time without delay or further action by the shareholders except as may be required by applicable law or the rules of NASDAQ.  The additional shares of common stock, when and if issued, would have the same rights and privileges as the shares of common stock now issued, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock.  As a result, existing shareholders would experience dilution in their percentage ownership, voting power and in their earnings per share (unless such issuance was pro rata among all existing shareholders). Holders of the Company’s common stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in authorized shares is not in response to any effort by any person or group to accumulate shares of our common stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

If this proposal is approved, the Company will file an amendment to its Articles of Incorporation to effect the proposed increase in our authorized shares of common stock. Such amendment will be filed with the Washington Secretary of State as soon as practicable following such approval. Appendix C to this Proxy Statement sets forth the text of the form of the Articles of Amendment of Articles of Incorporation if this proposal is approved. Such text is subject to revision for such changes as may be required by the Washington Secretary of State and other changes consistent with the proposals that we or our counsel may deem necessary or appropriate.

THE BOARD RECOMMENDS A VOTE FOR AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 65,000,000

REPORT OF COMPENSATION COMMITTEE COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The purpose of Cascade Financial Corporation’s Executive Compensation Philosophy is to ensure that the Company is able to attract, retain and motivate highly skilled executives. It is the philosophy of the Company that executive compensation be tied to corporate and individual performance. The Company’s executive compensation package has historically consisted of base salary, short-term incentives, long-term incentives and benefits. In compliance with governmental requirements, the Company’s executive compensation was amended for 2009 and is now subject to significant restrictions on the Company’s ability to make incentive payments and grant stock options to certain of its executives. Other key developments in the Company’s executive compensation for 2009 include – (1) base salaries for the named executive officers were virtually identical in 2009 to 2008 base salaries, with the exception of EVP Steven Erickson, who received a 5.46% increase as a result of taking on significant additional responsibilities; and (2) no cash bonuses were paid or options granted to the named executive officers for 2009 performance, in keeping with government restrictions on payment of these incentives.

The Company’s compensation philosophy is to target base salaries near the median (50th percentile) and target total compensation (including annual incentives, long-term incentives, and benefits) near the 75th percentile of a regional peer group of bank holding companies similar in size to Cascade Financial Corporation. The Company believes that targeting total compensation near the 75th percentile is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Executives will be paid near the 75th percentile in total compensation depending on their achievement of corporate and individual performance goals. Given the restrictions on payment of bonuses and grants of stock options, the Committee is considering whether this philosophy will need to be revised in 2010 to target base salary at a modestly higher percentile to maintain the competitiveness of the Company’s overall compensation package.

The goals established in the compensation plans flow directly from the Company’s Strategic Plan and/or its Board approved Annual Profit Plan. Such goals address Company-wide objectives such as total net income, growth in net income as well as growth on a per share basis, and profitability measures such as return on equity, return on assets, and operating efficiency ratio. In addition, sales goals are established for the compensation plans, such as the level of loans and deposits as well as an emphasis on credit quality. The Company’s policies also seek to align and balance the interests of shareholders, employees and customers by employing a mix of base salary, incentive compensation and stock based awards. The Committee is considering whether changes are needed to these policies in 2010 and beyond to maintain the goals of the Company’s compensation policies and practices, to achieve sustainable quality earnings, and to remain in compliance with regulatory requirements.

The Company has historically utilized stock options as part of its strategy to align the interests of stockholders and employees. The Company recognizes that if the stock does not appreciate, the options would have little or no value. If the stock price increases, then the option holders/employees would benefit as would all shareholders.

As an issuer of Preferred Stock to the U.S. Treasury, the Company has agreed to meet all the requirements regarding executive compensation embodied in the Securities Purchase Agreement entered into between the Company and the U.S. Treasury. The Company’s existing employment and change of control agreements have been modified to comply with the restrictions related to executive compensation.

These modifications include the prohibition from making a golden parachute payment to any Senior Executive Officer as long as any debt or equity securities issued by the Company are held by the Treasury (the “CPP Covered Period”). Also included is the ability, during the CPP Covered Period, for the Company to “claw back” any payment made to the executive if the payment is later determined to have been based on any materially inaccurate financial statements or any other materially inaccurate metric criteria within the meaning of Section 111(b)(2)(B) of the Emergency Economic Stabilization Act (“EESA”).

In addition, the Compensation Committee is required to annually review its incentive plans to ensure that they do not encourage Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company. This assessment was completed on February 9, 2009, in conjunction with the Bank’s Chief Risk Officer. As required, the assessment was updated and reviewed and discussed by the Committee with the Bank’s Chief Risk Officer in December 2009. Amalfi Consulting was retained to provide advice on the Committee’s process for determining whether executive compensation encourages unnecessary or excessive risk. The Compensation Committee reviewed the incentive structures for the Bank’s Senior Executive Officers and found no indicators of the aforementioned risk contained in the Bank’s incentive structures.

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act (“ARRA”) which, among other things, amended the executive compensation provisions of EESA. On January 12, 2010, the SEC adopted and published final rules that create a new Rule 14a-20 in order to implement the EESA-required advisory vote on executive compensation. The Committee and the Company are committed to taking all necessary steps to see that the Company complies with all of the new and amended provisions of ARRA.

At the Company’s 2009 annual meeting, the Company’s shareholders voted in favor of the compensation of executive officers as disclosed in last year’s Compensation Discussion and Analysis. While this was an advisory/non-binding vote, the Committee did consider the passage of this proposal as an indication that the Company’s shareholders believe that the Company is compensating its executive officers in a competitive and fair manner.

Authority

The Board has delegated to the Compensation Committee the responsibility to establish and administer policies that govern executive compensation for the Company. The Committee evaluates the individual performance of the President and Chief Executive Officer after receiving feedback from the entire Board. The Committee receives input from the President on the other executive officers’ performance and has final authority to set individual compensation levels.  The Committee also conducts an annual review of the CEO succession plan.

The Committee is charged with monitoring and analyzing conditions and changes in the market for executive talent. The Committee has the discretion to employ any consulting assistance it deems necessary to accomplish this task.

The Committee considers a variety of subjective and objective factors in determining the total compensation for individual executives. These factors include the performance of the Company overall, the responsibilities assigned to each executive, and the performance of each executive in their assigned areas of oversight. (The executive officers of the Company are the President and CEO, the EVP/Chief Financial Officer, as well as the EVPs of Commercial Banking and Retail Banking, the EVP/Chief Credit Officer and the EVP/ Chief Administrative Officer of Cascade Bank.)

The Committee evaluates the performance of the President and CEO and determines her total compensation, which is ratified by the full Board. The President and CEO negotiates goals and objectives with each executive officer to develop a performance scorecard. That scorecard is reviewed by the Compensation Committee quarterly and the scorecard for the following year is reviewed during the fourth quarter of the preceding year (see “Compensation of Named Executives”). Each executive’s performance is then measured against that scorecard over the course of the year. The President and CEO administers the appropriate level of incentive payments based on performance for each executive within a range of payouts that were approved by the Committee and as permitted under applicable law. Due to restrictions on incentive payments for 2009, scorecards were developed for the named executives, excluding the President and CEO, to be used for evaluating performance and were not tied to any incentive plan.

Components

In 2009, the Company sought to be competitive, but prudent, in its compensation practices by maintaining base pay at levels largely identical to those for 2008. For all of its named executives, there was no pay for performance or long-term incentives awarded in 2009. The Company has historically augmented its incentive cash compensation, which is designed to incentivize current performance, with stock option grants, which offer long-term incentives.

The Company does not offer its executives and Board members many perquisites, believing that direct compensation is in the best interests of both the employees and shareholders. Direct compensation, which includes cash compensation and the economic value of long-term incentive compensation, is more efficient and cost effective to administer and more transparent to monitor. The largest component of “Other Income” on Table 1 is the Company’s 401(k) match that is available to all employees.

     Base Salary.  Salary levels are analyzed against the banking industry based on a peer group review of 19 West Coast financial institutions. The analysis, as well as the achievements of the Company and the individual employees, are available to the Compensation Committee and are used when considering salary adjustments. Base salaries are set within the framework of the Company’s compensation philosophy as previously discussed. Base salaries are designed to be a fixed component that is intended both to provide a minimum level of compensation needed to attract and retain highly qualified executives within our industry and to discourage unnecessary and excessive risk-taking by executives. As incentive payments are restricted for our most highly compensated executives, base pay is becoming a more central focus of the Company’s overall compensation package, and will receive increased attention from the Committee during 2010.

Incentive Programs.  An incentive plan is in effect for the executive officers of the Company that is designed to compensate for performance as defined by meeting the goals established in the scorecard. In determining the amount of the President and CEO’s incentive, the Compensation Committee has historically considered the Company’s earnings, return on equity, asset quality, the President and CEO’s leadership and other factors as it deems appropriate. The plan for all other executive officers is based upon the attainment of certain negotiated goals including Company profitability; deposit levels; loan levels and credit quality; expense management; as well as service, leadership and teamwork. Performance for these officers is evaluated by the President and CEO and reviewed by the Compensation Committee. The incentive plan is designed to discourage unnecessary and excessive risk-taking by executives while still providing a reward for the individual performance of each executive within their areas of responsibility. Recent regulations for TARP recipients prohibits payment of any bonus under our incentive plan to the senior executive officers (“SEOs”) – consisting of our President and CEO Carol K. Nelson, former CFO Lars H. Johnson, EVP Steven R. Erickson, EVP Debbie E. McLeod and EVP Robert G. Disotell for 2009. As a result of this prohibition, these SEOs will not receive any bonus payments under our incentive plans. These executives would not have qualified for incentive compensation payments in 2009 regardless of the TARP restrictions since earnings goals were not achieved for the year. The Committee believes incentive payments are a significant component of an effective compensation policy and the Company intends to restore incentive payments when performance results justify doing so and it is permitted under applicable regulations.

Equity Based Compensation.  The 2003 Long-Term Incentive Plan (the “2003 Plan”) grants the Company the ability to offer equity based compensation including restricted stock and/or stock options. Restricted stock grants under the 2003 Plan are limited to 15% of the shares authorized by the plan. The Company has established a stock option grant policy. Stock options are designed to provide long-term incentives for key employees and the Committee believes that unvested stock options and restricted stock grants serve as an incentive for the executive receiving the grant or award to remain with the Company and focus on the Company’s long-term financial performance. Option grants have been made at current market prices under the rules of the 2003 Plan adopted by the shareholders. Option grants are generally made each year at the March Board meeting, if any are made in a given year. The amount of total options available for grant is based upon the attainment of specific financial objectives, specifically the growth in net income. The Company’s 2009 performance did not achieve the levels necessary to qualify any employees for the receipt of performance based stock options. Under the ARRA, no stock options can be granted to the SEOs during the time a TARP recipient has outstanding obligations to the Federal government arising from its financial assistance (the “TARP Period”); therefore, the Company will remain restricted in its ability to grant options until its TARP obligation has been repaid.

Deferred Compensation Plan.  In 2007 the Compensation Committee developed a non-qualified deferred compensation plan that provides specified benefits to a select group of management and highly compensated employees. On January 16, 2008 the Cascade Bank Non-Qualified Deferred Compensation Plan (the “2008 Plan”) was adopted by the Board of Directors, with an effective date of February 1, 2008. This 2008 Plan replaced an earlier deferred compensation plan which had been inactive since 2006. Under the terms of the 2008 Plan, participants may contribute up to 50 percent of base salary and 100 percent of the annual incentive to the 2008 Plan. In addition, the Compensation Committee has the authority to authorize an employer contribution to the 2008 Plan for these same participants. The Company contribution is based upon the performance of the Company as well as the individual performance of each participant. The 2008 Plan is available to directors of the Company. Each director may contribute up to 100 percent of their director compensation to the 2008 Plan. No Company contributions are permitted for directors, and no Company contributions were made for employees to the 2008 Plan in 2009.

Pension and Post-Retirement Benefits. Currently, the Company does not have a pension plan for any of its employees. Other than those contained within the President and CEO’s employment agreement, the Company does not offer post-retirement benefits.

Perquisites. The Company applies the same matching formula for 401(k) contributions for all employees, 50% of an employee’s contribution up to a maximum of $6,000. All executive officers are granted five weeks of vacation annually. Ms. Nelson receives a car allowance of $8,400 per annum. The Company does not provide many perquisites but retains the ability to do so.

Stock Option and Restricted Stock Grants

As a general policy, the Compensation Committee will consider incentive stock option grants to key employees on an annual basis based upon the attainment of company-wide and individual goals. The current policy provides that stock options will be granted to existing employees only when the Company’s net profit increases by at least ten percent (10%) over the prior year. In the event the Company’s net income growth meets that requirement, the Committee will award incentive stock options to existing employees according to a formula established to keep the Company’s options practices consistent with industry norms. For example, if net profit grows by 10%, the options granted will equal .4% of the outstanding shares. The maximum annual number of stock options granted to existing employees would be .8% of outstanding shares and would occur if net profit increased by 15% or more on a year over year basis. Based upon the application of this policy a pool of available stock options may be created and discretionary awards can then be made to eligible participants of that pool.

The Committee may make discretionary individual stock option grants after receiving and considering the recommendations of the President and CEO. The grants will be based primarily on each employee’s contribution to the Company’s success in meeting or exceeding its goals. The Committee may also grant options upon the employment of selected senior level employees.

During 2009, no incentive options were granted for the year 2008, because the 10% net profit threshold was not met.  This decision is consistent with the general policy as stated previously. The strike price of all option grants is the closing price of Cascade Financial stock (CASB) on the date of the grant.  No incentive options will be granted in 2010 for the year 2009, because the 10% net profit threshold was not met.

Under the program adopted in 2003, incentive stock options vest over a five-year period, with 10% vesting at the end of year 1, 20% vesting per year at the end of years 2, 3, and 4, and 30% at the end of year 5. Previously, the vesting schedule was 6 years, with 20% vested after year 2, and 20% per year in years 3 through 6.

Vested options may be exercised at any time prior to their expiration at the discretion of the option holder. The Company also allows the holder to exercise options by tendering outstanding shares of the Company’s stock. The value of that stock is determined by using the average closing price of the Company’s stock for the ten previous trading days prior to the tender.

As of December 31, 2009, options to purchase a total of 442,007 shares remain available for issuance under the Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2009.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options (in thousands)	Weighted Average Exercise Price of Outstanding Options	Number of shares Remaining Available for Future Issuance (in thousands)
Equity compensation plans approved by shareholders—1997 Plan	228	$4.96	-
Equity compensation plans approved by shareholders—2003 Plan	420	$13.44	442
Equity compensation plans not approved by shareholders	-	-	-
Total	648	$10.46	442

In 2007, the Company adopted its “Real Rewards” Program, which granted each employee that met individual performance criteria 25 shares of restricted stock, which vest after three years, provided that the Company meets the financial objectives established by the Board of Directors under the program. Shares were granted under this program in 2008 for achievement of the 2007 goals. In 2009 the Committee approved the award of 25 shares of restricted stock to employees who met individual performance criteria in 2008.

Pension Benefits and Deferred Compensation

The Company does not have a defined benefit pension program. It offers all its employees a 401(k) in which the Company will match 50% of the employee’s contribution up to $6,000 on an annual basis.  Effective April 15, 2010 this corporate match was suspended in order to reduce operating expenses and conserve capital in light of the impact of the prolonged downturn in the local economy.

The CEO’s employment agreement states that if Ms. Nelson retires after age 57, she is entitled to receive a retirement benefit equal to two times her base compensation plus incentive before salary deferrals over the 12 month period prior to her retirement, the vesting of all her stock options and health care benefits until she and her spouse become entitled to receive Medicare benefits or until she reaches age 65, whichever occurs first.

Summary

The Company seeks a balance of base salary and pay for performance in the form of incentive payments where permitted under applicable law. Stock option grants have historically been used to help align the long-term interests of the employees and the shareholders. As a TARP recipient, the Company will comply with the provisions of ARRA which prohibit paying the SEOs any bonus, retention or incentive compensation during the CPP Covered Period, other than certain long-term restricted stock that (a) does not fully vest during the TARP Period, (b) has a value not greater than one-third of the total annual compensation of the employee receiving the stock, and (c) is subject to such other restrictions as the Treasury may determine are in the public interest. The Company will not issue any stock option grants as long as any debt or equity securities issued by the Company are held by the Treasury, and has limited ability to issue long-term restricted stock under its existing incentive plans.

In 2009 and into 2010, the Committee has focused on how to appropriately and competitively compensate its named executives in a manner designed to minimize unnecessary and excessive risk taking and to comply with governmental restrictions. The turmoil in the financial industry has made this more difficult. While the Committee believes that the Company and its executives have avoided many of the mistakes made by other institutions (and thus the executives should be rewarded for maintaining the Company’s standards of excellence in these trying times), the Company has nonetheless been affected by the ongoing recession and the problems throughout its industry. The Company unfortunately must anticipate that any continuing declines in the Washington economy, mortgage defaults, declines in housing prices, bank failures, increasing unemployment and credit defaults will impact its business to some degree. As a result, the Committee’s focus in 2009 and into 2010 has been on evaluating the Company’s compensation practices to ensure that they are designed to keep the named executives focused on the long-term financial success of the Company.

The Company does not have minimum stock ownership requirements for its named executives.

Compensation of the Chief Executive Officer. Carol K. Nelson was appointed Chief Executive Officer of Cascade Financial Corporation on May 1, 2002. Previously, Ms. Nelson was President and Chief Operating Officer of Cascade Financial Corporation. Ms. Nelson has remained President of Cascade Financial Corporation and President and Chief Executive Officer of Cascade Bank. For the year ended December 31, 2009, Ms. Nelson’s base compensation was $262,910, as compared to $263,050 in 2008. Ms. Nelson’s existing base salary was set by the Compensation Committee in January of 2008 based upon the philosophy of the Committee to target salaries near the median (50th percentile) as well as considering her individual performance related to the achievement of the goals set by the Board in its strategic plan. The Committee also used information provided by its consultant, Amalfi Consulting, in determining the appropriate compensation based upon a group of twenty companies chosen as our “benchmark group” for 2008. The Committee reviewed Ms. Nelson’s compensation again in January of 2009 and January of 2010 but did not make any changes to her base salary due to the negative economic environment. The Committee considers Ms. Nelson’s performance to have been exemplary, and if the industry as a whole performs better, the Committee would like to reward her performance.

Notwithstanding the prohibition on bonuses, retention awards and incentive compensation, TARP recipients may compensate otherwise affected employees in the form of long-term restricted stock. No bonus, or any long-term restricted stock, was paid or issued to Ms. Nelson for 2009. In 2008, Ms. Nelson received a bonus of $24,765, and in 2007, Ms. Nelson received a bonus of $343,935. Ms. Nelson did not receive any stock options for 2009 or 2008 performance.

The Committee believes this compensation is consistent with the Company’s compensation philosophy given the Company’s level of profitability, complexity and asset size compared to the benchmark group.

Compensation of Named Executives. Lars H. Johnson, former EVP—Chief Financial Officer, Steven R. Erickson, EVP—Commercial Banking, Debbie E. McLeod, EVP—Retail Banking, and Robert G. Disotell, EVP—Chief Credit Officer are the named executives for 2009. The named executives are also SEOs, and thus are prohibited from receiving incentive pay or stock options. The named executive officers do not generally make any recommendations to the Committee concerning their own compensation (other than the CEO), although they may discuss such matters with the CEO, and any goals or recommendations discussed with the CEO may be used by the Committee in setting compensation.

The level of total compensation for the named executives is targeted to be competitive with comparable financial institutions for positions of similar scope and responsibility—see “Benchmarks” below. Historically, the components of total compensation reflected the nature of the position, e.g. those employees with a higher component of sales in his/her goals generally had a higher component of compensation in incentive payments. However, due to new regulations, no incentives will be paid to any of the named executives in 2009 or 2010. The Committee continues to assess whether to revise its compensation philosophy for these individuals to maintain competitiveness in the absence of the potential for incentive payments. The Committee believes that the base salary paid to the named officers is consistent with the Company’s compensation philosophy given the Company’s level of profitability, complexity and asset size compared to the benchmark group.

Benchmarks

With the assistance of Amalfi Consulting, the Company has established a group of 19 bank holding companies as a benchmark universe to compare the compensation levels for senior management and the Board of Directors. This group was selected because it is large enough to include a broad group of institutions but small enough to factor out institutions that are significantly larger or smaller than the Company.  These companies are all publicly traded financial institutions, headquartered in Washington, Oregon or California, and with total assets ranging from $805 million to $4.6 billion as of December 31, 2008. As of December 31, 2008, the Company had consolidated assets of $1.64 billion. By asset size at year end 2008, Cascade Financial Corporation would have been the eighth largest institution among the selected peers. Benchmarking is at the direction of the Compensation Committee. The Committee is responsible for selecting the independent outside company to perform the survey as well as determining the frequency of the survey and the appropriate peer group.

Base salaries are targeted near the median (50th percentile) and total compensation (including annual incentives, long-term incentives, and benefits) has historically been targeted at or near the 75th percentile of the benchmark group provided the Company’s overall performance is also at or near the 75th percentile of the benchmark group. Given the restrictions on payment of bonuses and grants of stock options, and the results of the 2009 benchmark analysis that indicated that the Company’s base salaries are below the median, the Committee is considering whether base salaries may need to be increased to the median to maintain the competitiveness of the Company’s overall compensation package. Prior to any decision on base salaries in 2010, the Committee intends to obtain an updated benchmark analysis from its consultant.

For 2009, none of the named executives, except EVP Steven R. Erickson, were awarded any increase to base salary. Mr. Erickson took over responsibility for Business Banking as well as his current responsibility for Real Estate Lending. His new title is EVP of Commercial Banking. It was the decision of the Committee that these added responsibilities warranted an increase in annual salary of 5.46% or $9,039. Relative performance of the Company and compensation of the named executives will be reviewed by the Compensation Committee in 2010 when the compensation data for the benchmark group becomes available. As of May 1, 2010, no changes have been made to the base salary of any of the named executives in 2010.

Mr. Johnson is no longer the Company’s CFO, and the compensation for the new CFO will be determined by the Committee when the new CFO is being hired. No severance was paid to Mr. Johnson as a result of his departure.

The following table lists the peer group of 19 publicly traded financial institutions that are comparable to Cascade Financial Corporation in asset size, geography, and performance and were used as a benchmark as of the August, 2009 review conducted by Amalfi Consulting.

COMPANY NAME	TICKER	CITY	STATE
Banner Bank	BANR	Walla Walla	WA
Frontier Financial Corporation	FTBK	Everett	WA
Columbia Banking System, Inc.	COLB	Tacoma	WA
West Coast Bancorp	WCBO	Lake Oswego	OR
Cascade Bancorp	CACB	Bend	OR
AmericanWest Bancorporation	AWBC	Spokane	WA
Farmers & Merchants Bancorp	FMCB	Lodi	CA
Heritage Commerce Corp	HTBK	San Jose	CA
Horizon Financial Corp.	HRZB	Bellingham	WA
City Bank	CTBK	Lynnwood	WA
Sierra Bancorp	BSRR	Porterville	CA
PremierWest Bancorp	PRWT	Medford	OR
Columbia Bancorp	CBBO	The Dalles	OR
Bank of Marin Bancorp	BMRC	Novato	CA
Rainier Pacific Financial Group	RPFG	Tacoma	WA
San Joaquin Bancorp	SJQU	Bakersfield	CA
Riverview Bancorp, Inc.	RVSB	Vancouver	WA
Bridge Capital Holdings	BBNK	San Jose	CA
Heritage Oaks Bancorp	HEOP	Paso Robles	CA

Employment/Change of Control/Severance Agreements

The following is a brief description of each agreement entered into by the Bank with named executive officers that provide potential payments upon termination or a change of control. Each SEO’s Change of Control and Severance Agreement was modified in 2008 to be consistent with requirements of the Capital Purchase Program, which restricts severance payments if an executive officer’s employment is terminated during the CPP Covered Period.

Employment Agreement.  The Bank entered into an employment agreement with Carol K. Nelson dated November 27, 2007, as modified effective November 21, 2008, to meet the requirements set by the Treasury discussed in this report, which replaced a previous agreement dated July 12, 2005. This agreement replaced a prior agreement dated March 26, 2002, and extended on January 27, 2004. The current agreement may be terminated upon 90 days written notice. The employment of Ms. Nelson is terminable at any time for cause as defined in the agreement, and she may be terminated without cause in which case she would receive a severance benefit equal to two times her annual base compensation plus incentive. Such payment would, at the option of the Bank, be made in a lump sum or in accordance with the Bank’s regular payroll schedule and would commence as soon as practicable, but not less than six (6) months, after the date that Ms. Nelson’s entitlement to such payments arose.

In the case that Ms. Nelson terminates her employment for “good reason,” as defined in the agreement, Ms. Nelson would receive a severance benefit equal to two (2) times her base compensation plus incentive before salary deferrals over the twelve (12) months preceding the month of termination, less statutory payroll deductions. Such payment would, at the option of the Bank, be made in a lump sum or in accordance with the Bank’s regular payroll schedule and would commence as soon as practicable, but not less than six (6) months, after the date that Ms. Nelson’s entitlement to such payment arose.

The agreement also provides for the payment of severance benefits to Ms. Nelson in the event of her termination of employment following a change of control of the Company or the Bank. All of Ms. Nelson’s equity grants/benefits would become fully vested upon the effective date of the change of control. If Ms. Nelson left the employment of the Bank, whether voluntarily or involuntarily, within twelve (12) months after such change of control, Ms. Nelson would be entitled to receive an amount equal to two (2) times her base compensation plus incentive before salary deferrals over the twelve (12) month period prior to the change of control. Such payment would not be made less than six (6) months after Ms. Nelson’s entitlement to the payment arose. During the term of the agreement and for twenty-four (24) months thereafter, if Ms. Nelson receives compensation due to a change of control, she would be prohibited from, directly or indirectly, soliciting or attempting to solicit: (i) any employees of the Bank to leave their employment; or (ii) any customers of the Bank to remove their business from the Bank or to participate in any manner in any financial institution or trust company that competes with or will compete with the Bank in King, Snohomish or Pierce Counties, or any start-up or other financial institution or trust company in King, Snohomish or Pierce Counties.  Under the ARRA, the Committee cannot award Ms. Nelson any change of control compensation during the CPP Covered Period.

The agreement also provides that, if Ms. Nelson retires after attaining the age fifty-seven (57), Ms. Nelson will receive a severance benefit in an amount equal to two (2) times her base compensation plus incentive before salary deferrals over the twelve (12) months prior to her retirement, with such amounts payable in twenty-four (24) consecutive, equal, monthly installments, with the first such payment due on the first day of the seventh month following her retirement. In addition, Ms. Nelson would be entitled to the vesting of all stock-based compensation and certain health benefits. During the term of the agreement and for twenty-four (24) months thereafter, if Ms. Nelson receives compensation due to her retirement after attaining the age of fifty-seven (57), she would be restricted from becoming or serving as an officer, director, founder or employee of any financial institution with its main office in King, Snohomish or Pierce Counties, or any other financial institution which, in the judgment of the Board, is in substantial competition with the Bank, unless Ms. Nelson had first obtained the Board’s written consent. Furthermore, during the term of the agreement and for twenty-four (24) months thereafter, if Ms. Nelson receives compensation due to her retirement after age fifty-seven (57), she would be prohibited from, directly or indirectly, soliciting or attempting to solicit: (i) any employees of the Bank to leave their employment, or (ii) any customers of the Bank to remove their business from the Bank to participate in any manner in any financial institution or trust company that competes with or will compete with the Bank in King, Snohomish or Pierce Counties, or any start-up or other financial institution or trust company in King, Snohomish or Pierce Counties.

If termination of the agreement occurs due to Ms. Nelson’s death, her estate would be entitled to receive, under her employment contract, only the compensation, benefits earned and expenses reimbursable through the date the agreement is terminated. If termination occurs due to Ms. Nelson’s disability, Ms. Nelson would continue to receive her salary until payments under the Bank’s long-term disability plan commenced, or in the event the Bank had no long-term disability plan on the date of disability, her salary would continue for a period of six (6) months. In the event of Ms. Nelson’s death or disability while employed by the Bank, all of her then outstanding, stock-based compensation which had not vested would be accelerated and fully vested.

Change of Control/Severance Agreements for Named Executives.  The Bank has entered into Change of Control/Severance Agreements dated November 30, 2007, and modified November 21, 2008, to meet the requirements set by the Treasury discussed in this report, which replaced prior agreements, with Lars H. Johnson, Steven R. Erickson, Debbie E. McLeod, Robert G. Disotell and another executive officer who is not a Named Executive Officer. These agreements generally provide that if for the period of time starting six (6) months prior to the date the Change of Control is effected and ending twenty-four (24) months after a Change of Control, if an executive is terminated other than for cause or the executive should terminate for good reason (as such terms are defined in the agreements), such executive will generally be entitled to: (i) receive a severance payment equal to two times the executive’s annual base compensation plus incentive for the prior year, (ii) continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the executive prior to the effective date of a change of control for twenty-four (24) months after the effective date of a change of control, except to the extent such coverage may be changed in its application to all the Bank’s employees on a nondiscriminatory basis; and (iii) the acceleration of any unvested stock-based compensation so any such stock-based compensation shall be 100% vested and immediately exercisable in full as of the date of such termination. Payments incident to a Change of Control would be paid to the executive in a lump sum no sooner than six (6) months after the date of the executive’s termination. The agreements generally define a Change of Control as the acquisition of all or a substantial part of the Company or the Bank, the merger of the Company or the Bank into another company that is the surviving company, the sale of substantially all of the assets of the Company or the Bank to another company, or a hostile acquisition of substantially all of the stock of the Company or the Bank.

Government regulations place restrictions on the executives’ ability to receive severance payments as previously discussed. At December 31, 2009 in the event of a Change of Control, the potential payout (if all executives were terminated) would have been $2,290,091, but any such payments to the SEOs would have been prohibited because the Company is a TARP recipient. Details on an executive-by-executive basis, of the estimated compensation and benefits that would be provided to each named executive officer in the event that such executive officer’s employment is terminated outside of the CPP Covered Period are located on Tables 7a through 7e below.

Compliance with the U.S. Treasury Department’s Capital Purchase Program

Prohibition on Incentive Compensation Encouraging Excessive Risk

The guidance from the Treasury outlines a procedure for institutions that participate in the Capital Purchase Program, i.e. issue Preferred Stock to the U.S. Treasury, to establish procedures to assure the compliance with the prohibition on incentive compensation programs that encourage SEOs to take unnecessary and excessive risk that threatens the value of the financial institution.

The Company’s Compensation Committee has completed its initial assessment of whether the incentive plans of the Company encourage or reward unnecessary and excessive risk in February 2009, and this assessment was updated and reviewed by the Committee in December 2009. In the process of preparing its assessment, the Compensation Committee met with the Company’s Chief Risk Officer and reviewed the incentive structure for each of the Company’s SEOs. The Committee found no indicators of the aforementioned risks contained in the Company’s incentive structures in either the initial review or the annual update. As noted above, the Company is prohibited from providing most forms of incentives to the SEOs under regulations that went into effect during 2009.

To arrive at its determination, the Committee reviewed the components of each SEO’s incentive plan. The structure of each SEO’s incentive is based upon performance detailed in each individual’s scorecard, with the exception of the Company’s CEO. The scorecards in all cases included at least a 40% weighting on service and leadership. Most scorecards included a category of negotiated items, which typically include goals specific for that division’s operations during the year. The scorecard for SEOs with credit responsibility also contained a credit quality component of at least 20%.

In January 2010, the Committee amended the Bank’s incentive plans (for all employees) to increase the specificity and level of detail provided with respect to targets and to permit payment of a portion of incentives if at least 90% of the Bank’s profit goals are met in 2010 (rather than the all or nothing approach taken in the incentive plans prior to the amendment). While the Committee determined that the plans did not encourage or reward unnecessary and excessive risk even prior to the amendments, the Committee determined that the amendments would further discourage unnecessary and excessive risk by employees.

The CEO’s contract, as approved by the Board of Directors, also contains goals such as leadership and is balanced with specific measurable metrics that keep the incentives consistent with the goals elucidated in the Company’s strategic plan.

Each SEO has signed an Agreement to Amend Compensation Arrangements that prohibits Golden Parachutes, provides for the recovery of Incentive Compensation (clawbacks) and acknowledges that participation in the Capital Purchase Program may require the modification of any and all aspects of that person’s compensation. Each SEO’s Change of Control and Severance Agreement was also modified to be consistent with requirements of the Capital Purchase Program.

No Senior Executive Officer received total compensation in 2009 in excess of $500,000. Under certain circumstances, the Company’s CEO, could, in a future year, receive total compensation in excess of $500,000. To comply with the compensation requirements applicable to companies participating in the Capital Purchase Program, the Company has agreed to limit its deduction for compensation paid to any SEO to the $500,000 per annum limit.

The Committee certifies that it has reviewed with the Chief Risk Officer the SEOs’ incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the financial institution. The Committee also certifies that it has met to discuss and review the relationship between the Company’s risk management policies and practices and SEO incentive compensation arrangements.

Compensation of the Board of Directors

The goal of Cascade Financial Corporation’s Director Compensation Philosophy is to ensure that the Company is able to attract, motivate and reward qualified directors. The Corporate Governance and Nominating Committee is responsible for developing recommendations to the full Board regarding director compensation. To create a focus on long-term success and reduce any conflict of interest, the compensation for the Board of Directors is limited to a set fee for service. Total director compensation consists of an annual retainer and chair fees as applicable. Part of director compensation has historically been paid in the form of an equity grant.

Specifically, the compensation philosophy is to target total compensation near the median (50th percentile) of the regional peer group of bank holding companies similar in size to Cascade Financial Corporation. Compensation may vary per individual based upon role (e.g. committee chairs may receive additional compensation to reflect additional responsibilities). The regional peer group is identical to that used by the Compensation Committee for executive officers. The most recent director compensation survey taken of the regional peer group was performed by the Board’s compensation consultant firm, Amalfi Consulting, on August 22, 2008. That survey revealed that the Company’s individual directors were compensated at the 37th percentile, slightly below the targeted level.

For the year ended December 31, 2009, all members of the Board were eligible to receive a $27,000 annual cash retainer in addition to 3,582 restricted stock shares of Cascade Financial Corporation stock worth $12,000 on the day the shares were granted. The Chair of the Board (Dr. Murphy) was eligible to receive an additional fee of $18,000 per year. As an additional annual fee, the Chair of the Audit Committee and former chair of the Audit and Finance Committee (Mr. Anderson) was eligible to receive $9,000, the Chair of the Compensation Committee (Ms. Halladay) was eligible to receive $8,000, the Chair of the Loan Committee (Mr. O’Connor) was eligible to receive $8,000, the Chair of the Corporate Governance and Nominating Committee (Mr. Duce) was eligible to receive $6,000, and the Chair of the Finance Committee (Mr. Westover) was eligible to receive $3,000. All members of the Loan Committee were eligible to receive an additional $8,000 per annum, due to the high time demands of serving on the Loan Committee.

The Board reduced director compensation by 10% effective from June 1, 2009 through December 31, 2009 compared to January through May 2009, resulting in a reduction in the amounts actually paid to directors from that set forth above. For example, a director who did not serve as the chair of any committees and also did not serve on the Loan Committee during 2009 would have received total cash payments of only $25,650 in 2009 instead of the full $27,000 annual cash retainer. This action was taken as part of overall compensation reductions for employees at the Company and the Bank.

For 2010, the Board has reduced director compensation further, resulting in a reduction in total compensation of approximately 25% compared to January 2009 by eliminating all equity compensation for directors in 2010. In addition, the Chairs of the Compensation Committee and the Loan Committee have agreed to a reduction in their additional compensation for 2010 as committee chairs to $6,000 and $4,500, respectively.

Compensation and Personnel Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of the Company. No executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

The Compensation Committee met the requirement as prescribed in the Securities Purchase Agreement entered into between the Company and the U.S. Treasury to complete an assessment of the incentive plans to ensure that they did not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company. This assessment was completed on February 9, 2009 which was within the 90 day period, as required by the Treasury, of the receipt of TARP funds, and was updated with the Bank’s Chief Risk Officer by the Committee on December 11, 2009 and by the full Board on February 25, 2010.

As of April 30, 2010, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management of the Company, and based upon those discussions, the Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Janice E. Halladay, Chair
David W. Duce, Vice Chair
Jim Gaffney

ACCOMPANYING TABLES AND APPENDICES

Summary Compensation Table
Table 1
Name and Principal Position	Year	Salary ($)	Bonus/ Incentive ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Carol K. Nelson	2009	$262,910	$-	$-	$23,531	$-	$-	$14,400	$300,841
President & CEO	2008	263,050	24,675	52	35,152	-	-	14,400	337,329
	2007	252,938	343,935	-	39,302	-	-	14,400	650,575

Lars H. Johnson	2009	$170,155	$-	$-	$15,874	$-	$-	$6,000	$192,029
EVP & CFO	2008	166,945	16,053	52	24,033	-	-	6,000	213,083
	2007	157,976	64,212	-	27,128	-	-	6,000	255,316

Steven R. Erickson	2009	$174,636	$-	$-	$15,344	$-	$-	$6,000	$195,980
EVP, Commercial	2008	162,473	15,818	-	22,119	-	-	6,000	206,410
Banking	2007	153,744	78,112	-	23,605	-	-	6,000	261,461

Debbie E. McLeod	2009	$144,733	$-	$-	$13,777	$-	$-	$6,000	$164,510
EVP, Retail Banking	2008	142,443	13,975	52	20,092	-	-	6,000	182,562
	2007	136,103	53,244	-	21,642	-	-	6,000	216,989

Robert G. Disotell	2009	$156,265	$-	$-	$14,550	$-	$-	$2,149	$172,964
EVP, Chief Credit Officer	2008	153,317	8,463	52	20,832	-	-	6,000	188,664
	2007	145,080	42,792	-	21,600	-	-	6,000	215,472

Column

(a)	Lars H. Johnson is no longer employed by the Company.

(d)	Incentive totals for 2009, 2008 and 2007 include awards attributed to the years ended December 31, 2009, December 31, 2008, and December 31, 2007.

(e)	Value of Stock Awards for 2008 is based upon the amount expensed under FASB ASC Topic 718-Compensation-Stock Compensation for each officer’s stock award.

(f)	Value of Option Grants for 2009 is based upon the amount expensed under FASB ASC Topic 718-Compensation-Stock Compensation for each officer’s options; no options were granted in 2009.

(i)
All Other Compensation for calendar year 2009 includes the following: for Ms. Nelson, employer contribution to 401(k) Plan of $6,000 and a car allowance of $8,400; for Mr. Johnson, employer contribution to 401(k) Plan of $6,000; for Mr. Erickson, employer contribution to 401(k) Plan of $6,000; for Ms. McLeod, employer contribution to 401(k) Plan of $6,000; and for Mr. Disotell, employer contribution to 401(k) Plan of $2,149.

Outstanding Equity Awards
at December 31, 2009 Table 3
	Option Awards						Stock Awards
Name	Date when Equity Fully Vests	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested)	Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Carol K. Nelson	Vested	60,917	-	NA	$4.44	01/25/11	NA	$-	25	$136
	Vested	35,505	-		4.44	01/25/11
	Vested	15,625	-		5.54	02/13/12
	Vested	20,312	-		10.00	07/22/13
	Vested	15,115	-		15.92	03/23/14
	03/22/10	6,116	2,620		14.24	03/22/15
	03/28/11	8,643	8,643		15.00	03/28/16
	03/25/13	1,500	13,500		12.63	03/25/18

Lars H. Johnson	Vested	31,566	-	NA	$4.76	03/28/10	NA	$-	25	$136
	Vested	859	-		4.51	12/15/10
	Vested	10,937	-		6.21	03/26/12
	Vested	14,062	-		10.00	07/22/13
	Vested	10,625	-		15.92	03/23/14
	03/22/10	4,813	2,062		14.24	03/22/15
	03/28/11	5,625	5,625		15.00	03/28/16
	03/25/13	1,000	9,000		12.63	03/25/18

Steven R. Erickson	Vested	1,593	-	NA	$3.93	07/25/10	NA	$-	NA	$-
	Vested	2,296	-		4.51	12/15/10
	Vested	10,937	-		6.21	03/26/12
	Vested	10,156	-		10.00	07/22/13
	Vested	7,625	-		15.92	03/23/14
	03/22/10	3,938	1,687		14.24	03/22/15
	03/28/11	5,625	5,625		15.00	03/28/16
	03/25/13	1,000	9,000		12.63	03/25/18

Debbie E. McLeod	Vested	12,687	-	NA	$4.44	02/01/11	NA	$-	25	$136
	Vested	7,812	-		6.21	03/26/12
	Vested	10,156	-		10.00	07/22/13
	Vested	7,625	-		15.92	03/23/14
	03/22/10	3,500	1,500		14.24	03/22/15
	03/28/11	5,000	5,000		15.00	03/28/16
	03/25/13	900	8,100		12.63	03/25/18

Outstanding Equity Awards
at December 31, 2009 Table 3
	Option Awards						Stock Awards
Name	Date when Equity Fully Vests	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested)	Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Robert G. Disotell	Vested	1,718	-	NA	$4.51	12/15/10	NA	$-	25	$136
	Vested	7,812	-		6.21	03/26/12
	Vested	10,156	-		10.00	07/22/13
	Vested	7,625	-		15.92	03/23/14
	03/22/10	3,500	1,500		14.24	03/22/15
	03/28/11	5,000	5,000		15.00	03/28/16
	03/25/13	1,000	9,000		12.63	03/25/18

Options Exercised and Stock Vested Table
Table 4
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Carol K. Nelson	-	$-	NA	$-

Lars H. Johnson	-	-	NA	-

Steven R. Erickson	-	-	NA	-

Debbie E. McLeod	-	-	NA	-

Robert G. Disotell	-	-	NA	-

Pension Benefits Table
Table 5
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
(a)	(b)	(c)	(d)	(e)
Carol K. Nelson	NA	-	-	-

Lars H. Johnson	NA	-	-	-

Steven R. Erickson	NA	-	-	-

Debbie E. McLeod	NA	-	-	-

Robert G. Disotell	NA	-	-	-

The Company does not have a defined benefit pension plan.

Nonqualified Deferred Compensation Table
Table 6
Name	Aggregate	Executive	Company		Aggregate	Aggregate
	Balance	Contributions	Contributions	Aggregate	Withdrawals/	Balance
	12/31/2008	2009	2009	Earnings in 2009	Distributions	12/31/2009
	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Carol K. Nelson	$4,283	$-	$-	$834	$-	$5,117

Lars H. Johnson	841	-	-	164	-	1,005

Steven R. Erickson	2,881	-	-	851	-	3,732

Debbie E. McLeod	610	-	-	119	-	729

Robert G. Disotell	739	-	-	144	-	883

Potential Payments Upon Termination or Change-in-Control

Carol K. Nelson
Table 7a
Executive Benefits and Payment Upon Termination (a)	Termination for Cause (b)	Voluntary Termination before age 57 (c)	Retirement after age 57 (d)	Termination by Executive for Good Reason (f)	Involuntary Termination without Cause (g)	Death (h)	Disability (i)	Change of Control without Termination (j)	Change of Control with Termination (k)
Cash Compensation	$-	$-	$525,820	$525,820	$525,820	$-	$131,455	$-	$525,820
Value of Accelerated or Continued Vesting of Unvested Options	-	-	-	-	-	-	-	-	-
Value of Vesting of Unvested Restricted Stock	-	-	-	-	-	-	-	-	-
Health and Welfare Benefits	-	-	127,021	12,389	-	-	-	-	127,021
Bank Owned Life Insurance	-	-	-	-	-	300,000	-	-	-
Reimbursement of Excise Tax	-	-	-	-	-	-	-	-	-
TOTAL	$-	$-	$652,841	$538,209	$525,820	$300,000	$131,455	$-	$652,841

Notes to Table:

*	We have assumed that the termination event occurred effective as of December 31, 2009, the last day of fiscal year 2009.
*	We have assumed that the value of our common stock was $2.21 per share based on the closing market price on December 31, 2009, the last trading day of fiscal year 2009.
*	We have not included in the tables the value of any options that were vested prior to December 31, 2009.
*
Health and welfare benefits are included, where applicable, at the estimated value of continuation of this benefit which is the actual projected cost for 2010.  Health and welfare benefits for Ms. Nelson include medical, dental, life, accidental death and dismemberment, and long-term disability insurance premiums for two years if terminated by Executive for Good Reason. If Ms. Nelson has a Voluntary Termination after age 57, or there is a Change of Control with Termination, her Health and Welfare Benefits are medical and dental premiums for herself and her spouse until she reaches age 65.

(b) (g)
Termination shall be determined to be “for cause” only in the event: (i) Ms. Nelson is convicted of a felony or crime involving moral turpitude, or charged with a felony or crime involving moral turpitude if the Board, in its sole discretion, determines that the adverse publicity/notoriety stemming from such charge will make it difficult for Ms. Nelson to perform her duties and/or the Bank to carry on its normal business activities; or (ii) Ms. Nelson fails or refuses, after written request, to comply with any material policies adopted by the Board; (iii) Ms. Nelson is terminated for fraud, embezzlement, or willful misconduct (including, but not limited to, violation of the Bank’s anti-discrimination and harassment policies); or (iv) Ms. Nelson is removed from office by the Board in order to comply with a requirement, request or recommendation from the Supervisor of Banking for the State of Washington or the Federal Deposit Insurance Corporation (“FDIC”).

(f)
“Good Reason” means any one or more of the following: reduction of Ms. Nelson’s base compensation during the term of the agreement without Ms. Nelson’s consent (other than as part of an overall program applied uniformly to all members of senior management of the Bank); the assignment to Ms. Nelson without her consent of any duties materially inconsistent with Ms. Nelson’s position as of the date of the agreement; or a relocation or transfer of Ms. Nelson’s principal place of employment that would require Ms. Nelson to commute on a regular basis more than 30 miles each way from the Bank’s main office as of the date of the agreement.

(i)
“Disability” shall be determined using the definition of that term in the Bank’s long-term disability plan in effect at the time of the disability, or if no such plan is then in effect, the definition of “disability” contained in such other plan providing a disability benefit.  If there is no such plan then in effect, the definition of “disability” found in Internal Revenue Code Section 22(e), as may be amended from time to time, shall apply.

(j) (k)
“Change of Control” will be deemed to have occurred when there is a Change in the Ownership of the Bank or a Change in the Ownership of a Substantial Portion of the Assets of the Bank, as defined in the agreement.

Lars H. Johnson
Table 7b
Executive Benefits and Payment Upon Termination (a)	Termination for Cause (b)	Voluntary Termination (e)	Termination by Executive for Good Reason (f)	Involuntary Termination without Cause (g)	Death (h)	Disability (i)	Change of Control without Termination (j)	Change of Control with Termination (k)
Cash Compensation	$-	$-	$340,310	$-	$-	$-	$-	$340,310
Value of Accelerated or Continued Vesting of Unvested Options	-	-	-	-	-	-	-	-
Value of Vesting of Unvested Restricted Stock	-	-	-	-	-	-	-	-
Health and Welfare Benefits	-	-	12,389	-	-	-	-	12,389
Bank Owned Life Insurance	-	-	-	-	300,000	-	-	-
Reimbursement of Excise Tax	-	-	-	-	-	-	-	-
TOTAL	$-	$-	$352,699	$-	$300,000	$-	$-	$352,699

Notes to Table:

*	We have assumed that the termination event occurred effective as of December 31, 2009, the last day of fiscal year 2009.
*	We have assumed that the value of our common stock was $2.21 per share based on the closing market price on December 31, 2009, the last trading day of fiscal year 2009.
*	We have not included in the tables the value of any options that were vested prior to December 31, 2009.
*
Health and welfare benefits are included, where applicable, at the estimated value of continuation of this benefit which is the actual projected cost for 2010.  Health and welfare benefits for Mr. Johnson include medical, dental, life, accidental death and dismemberment, and long-term disability insurance premiums for two years.

(b) (g)
“Cause” as used in the agreement means termination of the employment of Mr. Johnson because of personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, insubordination, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the agreement or any other agreement between Mr. Johnson and the Bank.

(f)
“Good Reason” as used in the agreement means the occurrence, without Mr. Johnson’s express written consent, of a material diminution of Mr. Johnson’s duties, responsibilities or benefits, including (without limitation) any of the following circumstances: (i) a requirement that Mr. Johnson be based at any location not within forty (40) miles of Mr. Johnson’s then existing job location, providing that such new location is not closer to Mr. Johnson’s home; (ii) a material demotion, or loss of title or loss of significant authority of Mr. Johnson, excluding for this purpose, an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the Bank immediately after notice thereof is given by Mr. Johnson; (iii) a reduction in Mr. Johnson’s salary or a material adverse change in Mr. Johnson’s perquisites, benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank; or (iv) a successor bank or company fails or refuses to assume the Bank’s obligations under this agreement, as required by the agreement.

(j) (k)
“Change of Control” will be deemed to have occurred when there is a Change in the Ownership of the Bank or a Change in the Ownership of a Substantial Portion of the Assets of the Bank, as defined in the agreement.  Lars Johnson is no longer employed by the Company.  No severance payment or termination payment was made to him.

Steven R. Erickson
Table 7c
Executive Benefits and Payment Upon Termination (a)	Termination for Cause (b)	Voluntary Termination (e)	Termination by Executive for Good Reason (f)	Involuntary Termination without Cause (g)	Death (h)	Disability (i)	Change of Control without Termination (j)	Change of Control with Termination (k)
Cash Compensation	$-	$-	$349,272	$-	$-	$-	$-	$349,272
Value of Accelerated or Continued Vesting of Unvested Options	-	-	-	-	-	-	-	-
Value of Vesting of Unvested Restricted Stock	-	-	-	-	-	-	-	-
Health and Welfare Benefits	-	-	12,389	-	-	-	-	12,389
Bank Owned Life Insurance	-	-	-	-	300,000	-	-	-
Reimbursement of Excise Tax	-	-	-	-	-	-	-	-
TOTAL	$-	$-	$361,661	$-	$300,000	$-	$-	$361,661

Notes to Table:

*	We have assumed that the termination event occurred effective as of December 31, 2009, the last day of fiscal year 2009.
*	We have assumed that the value of our common stock was $2.21 per share based on the closing market price on December 31, 2009, the last trading day of fiscal year 2009.
*	We have not included in the tables the value of any options that were vested prior to December 31, 2009.
*
Health and welfare benefits are included, where applicable, at the estimated value of continuation of this benefit which is the actual projected cost for 2010.  Health and welfare benefits for Mr. Erickson include medical, dental, life, accidental death and dismemberment, and long-term disability insurance premiums for two years.

(b) (g)
“Cause” as used in the agreement means termination of the employment of Mr. Erickson because of personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, insubordination, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the agreement or any other agreement between Mr. Erickson and the Bank.

(f)
“Good Reason” as used in the agreement means the occurrence, without Mr. Erickson’s express written consent, of a material diminution of Mr. Erickson’s duties, responsibilities or benefits, including (without limitation) any of the following circumstances: (i) a requirement that Mr. Erickson be based at any location not within forty (40) miles of Mr. Erickson’s then existing job location, providing that such new location is not closer to Mr. Erickson’s home; (ii) a material demotion, or loss of title or loss of significant authority of Mr. Erickson, excluding for this purpose, an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the Bank immediately after notice thereof is given by Mr. Erickson; (iii) a reduction in Mr. Erickson’s salary or a material adverse change in Mr. Erickson’s perquisites, benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank; or (iv) a successor bank or company fails or refuses to assume the Bank’s obligations under this agreement, as required by the agreement.

(j) (k)
“Change of Control” will be deemed to have occurred when there is a Change in the Ownership of the Bank or a Change in the Ownership of a Substantial Portion of the Assets of the Bank, as defined in the agreement.

Debbie E. McLeod
Table 7d
Executive Benefits and Payment Upon Termination (a)	Termination for Cause (b)	Voluntary Termination (e)	Termination by Executive for Good Reason (f)	Involuntary Termination without Cause (g)	Death (h)	Disability (i)	Change of Control without Termination (j)	Change of Control with Termination (k)
Cash Compensation	$-	$-	$289,466	$-	$-	$-	$-	$289,466
Value of Accelerated or Continued Vesting of Unvested Options	-	-	-	-	-	-	-	-
Value of Vesting of Unvested Restricted Stock	-	-	-	-	-	-	-	-
Health and Welfare Benefits	-	-	12,354	-	-	-	-	12,354
Bank Owned Life Insurance	-	-	-	-	300,000	-	-	-
Reimbursement of Excise Tax	-	-	-	-	-	-	-	-
TOTAL	$-	$-	$301,820	$-	$300,000	$-	$-	$301,820

Notes to Table:

*	We have assumed that the termination event occurred effective as of December 31, 2009, the last day of fiscal year 2009.
*	We have assumed that the value of our common stock was $2.21 per share based on the closing market price on December 31, 2009, the last trading day of fiscal year 2009.
*	We have not included in the tables the value of any options that were vested prior to December 31, 2009.
*
Health and welfare benefits are included, where applicable, at the estimated value of continuation of this benefit which is the actual projected cost for 2010.  Health and welfare benefits for Ms. McLeod include medical, dental, life, accidental death and dismemberment, and long-term disability insurance premiums for two years.

(b) (g)
“Cause” as used in the agreement means termination of the employment of Ms. McLeod because of personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, insubordination, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the agreement or any other agreement between Ms. McLeod and the Bank.

(f)
“Good Reason” as used in the agreement means the occurrence, without Ms. McLeod’s express written consent, of a material diminution of Ms. McLeod’s duties, responsibilities or benefits, including (without limitation) any of the following circumstances: (i) a requirement that Ms. McLeod be based at any location not within forty (40) miles of Ms. McLeod’s then existing job location, providing that such new location is not closer to Ms. McLeod’s home; (ii) a material demotion, or loss of title or loss of significant authority of Ms. McLeod, excluding for this purpose, an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the Bank immediately after notice thereof is given by Ms. McLeod; (iii) a reduction in Ms. McLeod’s salary or a material adverse change in Ms. McLeod’s perquisites, benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank; or (iv) a successor bank or company fails or refuses to assume the Bank’s obligations under this agreement, as required by the agreement.

(j) (k)
“Change of Control” will be deemed to have occurred when there is a Change in the Ownership of the Bank or a Change in the Ownership of a Substantial Portion of the Assets of the Bank, as defined in the agreement.

Robert G. Disotell
Table 7e
Executive Benefits and Payment Upon Termination (a)	Termination for Cause (b)	Voluntary Termination (e)	Termination by Executive for Good Reason (f)	Involuntary Termination without Cause (g)	Death (h)	Disability (i)	Change of Control without Termination (j)	Change of Control with Termination (k)
Cash Compensation	$-	$-	$312,530	$-	$-	$-	$-	$312,530
Value of Accelerated or Continued Vesting of Unvested Options	-	-	-	-	-	-	-	-
Value of Vesting of Unvested Restricted Stock	-	-	-	-	-	-	-	-
Health and Welfare Benefits	-	-	12,389	-	-	-	-	12,389
Bank Owned Life Insurance	-	-	-	-	300,000	-	-	-
Reimbursement of Excise Tax	-	-	-	-	-	-	-	-
TOTAL	$-	$-	$324,919	$-	$300,000	$-	$-	$324,919

Notes to Table:

*	We have assumed that the termination event occurred effective as of December 31, 2009, the last day of fiscal year 2009.
*	We have assumed that the value of our common stock was $2.21 per share based on the closing market price on December 31, 2009, the last trading day of fiscal year 2009.
*	We have not included in the tables the value of any options that were vested prior to December 31, 2009.
*
Health and welfare benefits are included, where applicable, at the estimated value of continuation of this benefit which is the actual projected cost for 2010.  Health and welfare benefits for Mr. Disotell include medical, dental, life, accidental death and dismemberment, and long-term disability insurance premiums for two years.

(b) (g)
“Cause” as used in the agreement means termination of the employment of Mr. Disotell because of personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, insubordination, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the agreement or any other agreement between Mr. Disotell and the Bank.

(f)
“Good Reason” as used in the agreement means the occurrence, without Mr. Disotell’s express written consent, of a material diminution of Mr. Disotell’s duties, responsibilities or benefits, including (without limitation) any of the following circumstances: (i) a requirement that Mr. Disotell be based at any location not within forty (40) miles of Mr. Disotell’s then existing job location, providing that such new location is not closer to Mr. Disotell’s home; (ii) a material demotion, or loss of title or loss of significant authority of Mr. Disotell, excluding for this purpose, an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by the Bank immediately after notice thereof is given by Mr. Disotell; (iii) a reduction in Mr. Disotell’s salary or a material adverse change in Mr. Disotell’s perquisites, benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank; or (iv) a successor bank or company fails or refuses to assume the Bank’s obligations under this agreement, as required by the agreement.

(j) (k)
“Change of Control” will be deemed to have occurred when there is a Change in the Ownership of the Bank or a Change in the Ownership of a Substantial Portion of the Assets of the Bank, as defined in the agreement.

Director Compensation
Table 8
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dennis R. Murphy	$42,750	$12,000	$-	$-	$-	$-	$54,750

Richard A. Anderson	41,950	12,000	-	-	-	-	53,950

David W. Duce	31,350	12,000	-	-	-	-	43,350

Jim Gaffney	33,250	12,000	-	-	-	-	45,250

Janice E. Halladay	40,850	12,000	-	-	-	-	52,850

Dwayne R. Lane	25,650	12,000	-	-	-	-	37,650

Katherine M. Lombardo	25,650	12,000	-	-	-	-	37,650

Carol K. Nelson	-	-	-	-	-	-	-

David R. O’Connor	38,950	12,000	-	-	-	-	50,950

Craig G. Skotdal	25,650	12,000	-	-	-	-	37,650

Ronald E. Thompson	33,250	12,000	-	-	-	-	45,250

G. Brandt Westover	28,350	12,000	-	-	-	-	40,350

(c)
Represents the value (computed in accordance with FASB ASC Topic 718) of 3,582 shares of restricted CASB stock granted to each outside director at $3.35 per share, the closing price of the stock on January 27, 2009, the date of the Board of Directors Meeting when the shares were awarded.

REPORT OF AUDIT COMMITTEE

The Audit Committee (“Audit Committee”) represents and assists the Board in its oversight of the integrity of the Company’s financial reporting; the independence, qualifications and performance of the Company’s independent auditors, the performance of the internal auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee consists of four members listed below, each of whom is an independent director under NASDAQ listing standards and, in accordance with SEC and NASDAQ requirements, meets additional independence standards applicable to audit committee members. Richard L. Anderson, C.P.A. qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

The Company’s management is responsible for preparing the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm, Moss Adams LLP. The auditors report directly to the Audit Committee and are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee also periodically meets in separate, private executive sessions with management, the internal auditors, and the independent auditors.

In this context, the Audit Committee has held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The independent auditors provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors their independence.

Based on the considerations above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2009 for filing with the Securities and Exchange Commission. The Audit Committee has selected Moss Adams LLP as the Company’s independent auditors for fiscal year 2010. Audit and all permitted non-audit services provided to the Company by Moss Adams LLP are preapproved by the Audit Committee.

AUDIT COMMITTEE:

Richard L. Anderson, C.P.A., Chair
Ronald E. Thompson, Vice Chair
Dwayne Lane
David O’Connor

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the Company’s cumulative shareholder return on its common stock with the return on the NASDAQ Bank Index, the S&P Banking Index and the KBW Bank Index. Total return assumes (i) the reinvestment of all dividends and (ii) the value of the investment in the Company’s common stock and each index was $100 at the close of trading on December 31, 2004.

	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09
Cascade Financial Corporation	100.00	94.41	113.50	90.43	36.17	14.69
NASDAQ Bank Index	100.00	95.67	106.20	82.76	62.96	51.31
S&P Banking Index	100.00	95.24	106.93	72.13	36.11	32.91
KBW Bank Index	100.00	99.74	112.88	85.10	42.57	41.02

*Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 2004.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Certain transactions involving loans, deposits, credit cards and sales of commercial paper, certificates of deposit and other money market instruments, and certain other banking transactions, occurred during 2009 between the Bank and certain directors or executive officers of the Company and its subsidiaries, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members.  The loans (with certain directors or executive officers of the Company) were in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and did not involve more than normal risk of collectability or present other unfavorable features.

Review and Approval of Related Party Transactions

The Board reviews all transactions between the Company, the Bank and any of its officers and directors. The Company’s Standards of Conduct emphasize the importance of avoiding situations or transactions in which personal interests may interfere with the best interests of the Company, the Bank or the Company’s shareholders. In addition, the Company’s general corporate governance practice includes Board-level discussion and assessment of procedures for discussing and assessing relationships, including business, financial, familial and nonprofit, among the Company, the Bank and its officers and directors, to the extent that they may arise. The Board and the Corporate Governance and Nominating Committee review any transaction with an officer or director to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discusses the transaction with counsel as the Board deems necessary. The Board will generally delegate the task of discussing, reviewing and approving transactions between the Company or the Bank and any related persons to the Corporate Governance and Nominating Committee.

Settlement Agreement

On April 27, 2010, the Company entered into a settlement agreement with two directors – Craig G. Skotdal, Dwayne R. Lane – and other parties.  See Information Regarding the Board of Directors and Its Committees – Settlement Agreement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Moss Adams LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 2010. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Moss Adams LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009, and 2008, and fees billed for other services rendered.

The aggregate fees billed to the Company by Moss Adams LLP for 2009 and 2008 were as follows:

	Fiscal Year Ended December 31,
	2009	2008
Audit Fees	$284,000	$279,000
Audit-related Fees	54,000	41,000
Tax Fees	28,000	27,000
Total Fees	$366,000	$347,000

Audit Fees: Consists of fees billed to the Company for professional services rendered by Moss Adams LLP in connection with the integrated audit of our financial statements and review of financial statements included in the Company’s Forms 10-K and 10-Q or services to the Company in connection with statutory or regulatory filings or engagements.

Audit-Related Fees: Consists of fees relating to examination of management’s assertion regarding the effectiveness of internal controls (FDICIA), audit of the Company’s pension plans, and miscellaneous audit and accounting matters.

Tax Fees: Consists of fees relating to the preparation of the Company’s federal income tax return, tax planning and miscellaneous tax matters.

All Other Fees: There were no other fees for services included above for fiscal years ended 2009 and 2008.

In considering the nature of the services provided by Moss Adams LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. As part of its approval of all services provided by Moss Adams LLP, the Audit Committee discussed these services with Moss Adams LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, and the American Institute of Certified Public Accountants.

OTHER INFORMATION

Shareholder Communications with the Board

To contact members of the Board, individually or collectively, on any subject, please address communications to:

Carol K. Nelson, President and CEO
Cascade Financial Corporation
2828 Colby Avenue
Everett, WA 98201

The Company will acknowledge the receipt of the communication; inform the shareholder concerning the distribution of that communication; and when any action (if requested) would be reviewed by the Board and/or the relevant functional committee. The Company will notify the shareholder of any action taken by the Board in reference to the shareholder’s request.

Board Attendance at Annual Meeting

While the Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meetings of Shareholders, it has always encouraged its directors to attend and expects to continue this informal policy. Shareholders are encouraged to interact with the directors at that time. All twelve directors attended the 2009 Annual Meeting, which was held April 28, 2009 at the Everett Golf and Country Club.

Expenses of Solicitation

The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, facsimile or electronic mail.

Shareholder Proposals and Director Nominations

In order to be eligible for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive offices at 2828 Colby Avenue, Everett, Washington 98201 no later than November 15, 2010. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Shareholders wishing to submit recommendations for director candidates must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•
The name, address, and biography of the candidate, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice;

•	The name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•
With respect to common stock beneficially owned by the shareholder or group of shareholders making the recommendation, and to the extent any shareholder is not a registered holder, proof of the number of shares held.

The notice with respect to business proposals to be brought before the Annual Meeting must state the shareholder’s name, address and the number of shares of common stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

MISCELLANEOUS

The Company’s December 31, 2009 Annual Report is being sent to shareholders of record as of May 14, 2010, together with this Proxy Statement. These are also available on the internet at http://bnymellon.mobular.net/bnymellon/CASB.

The Company will furnish to shareholders, without charge, a copy of its Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, upon receipt of a written request addressed to Cascade Financial Corporation, 2828 Colby Avenue, Everett, WA 98201.  Reports, proxy statements and other information filed by the Company are also available on the Internet at the SEC’s website at www.sec.gov.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

“Householding” of Proxy Materials

In December of 2000, the SEC adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Company stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of the Board of Directors,

/s/ Steven R. Erickson
Steven R. Erickson
Secretary

APPENDIX A

CASCADE FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the systems of internal controls which management and the Board have established, reviewing the financial information which will be provided to the shareholders and others, selecting and reviewing the performance and assuring the independence of independent accountants, and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

COMPOSITION

The Committee is comprised of not fewer than three outside directors who meet the NASDAQ, SEC, and FDIC requirements for audit committee independence. Members of the Committee have a degree of independence that will assure that any relationship with the corporation will not interfere with their independence from management. Members of the Committee also have a degree of experience qualifying them to serve on the Committee.

Annual Certification in Board Minutes

At least annually, the Board will determine whether each existing or potential audit committee member is an outside director and independent of management.

The minutes of the Board will contain the results of and the basis for its determinations with respect to each existing and potential Committee member.

CRITERIA

The Board will use the following criteria to determine whether a Committee member is an “outside director” and “independent of management”.

Outside Director

An outside director, or the director’s immediate family member, will not have been an officer or an employee of the institution in the current or past three years.

Independent of Management

The Board will consider whether a director is independent of management from the standpoint of the director himself or herself and from the standpoint of persons or organizations with which the director has an affiliation including commercial, banking, consulting, charitable, and family relationships.

If a director either directly or indirectly, owns or controls, or has owned or controlled within the preceding fiscal year, 10% or more of any outstanding class of voting securities of the institution, then the Board will determine and document its basis and rationale for such determination and whether such ownership of voting securities would interfere

Appendix A – Page 1

APPENDIX A

with the outside director’s exercise of independent judgment in carrying out the responsibilities of a Committee member. The Board will consider the outside director’s ability to evaluate objectively the propriety of management’s accounting, internal control, and reporting policies and practices. If the Board determines that such ownership of voting securities would interfere with the outside director’s exercise of independent judgment, the outside director will not be considered ‘‘independent of management.’’

The Board will also use the criteria (1)-(11) below to determine whether a director is “independent of management.” The outside director will not be considered ‘‘independent of management’’ if:

(1)	The director serves, or has served within the last three years, as a consultant, advisor, promoter, underwriter, legal counsel, or trustee of or to the institution or its affiliates.

(2)
The director has been, within the last three years, an employee of the institution or any of its affiliates or an immediate family member is, or has been within the last three years, an executive officer of the institution or any of its affiliates.

(3)	The director has participated in the preparation of the financial statements of the institution or any of its affiliates at any time during the last three years.

(4)
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct and indirect compensation from the institution, its subsidiaries, and its affiliates for consulting, advisory, or other services other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Direct compensation also would not include compensation received by the director for former service as an interim chairman or interim chief executive officer.

(5)
The director or an immediate family member is a current partner of a firm that performs internal or external auditing services for the institution or any of its affiliates; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance, or tax compliance practice; or the director or an immediate family member was within the last three years (but no longer is) a partner or employee of such a firm and personally worked on the audit of the insured depository institution or any of its affiliates within that time.

(6)
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another entity where any of the present executive officers of the institution or any of its affiliates at the same time serves or served on that entity’s compensation committee.

(7)
The director is a current employee, or an immediate family member is a current executive officer, of an entity that has made payments to, or received payments from, the institution or any of its affiliates for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000 or 5 percent of such entity’s consolidated gross revenues. This would include payments made by the institution or any of its affiliates to not-for-profit entities where the director is an executive officer or where an immediate family member of the director is an executive officer.

Appendix A – Page 2

APPENDIX A

(8)
The director has accepted any compensation from the corporation or its affiliates during the current or any of the past three fiscal years (except for board service, retirement plan benefits, or nondiscretionary compensation).

(9)
The director has been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation’s securities) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(10)	For purposes of criteria (1)-(11) above:

i.
An ‘‘immediate family member’’ includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

ii.
The term affiliate of, or a person affiliated with, a specified person, means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

iii.
The term indirect compensation for consulting, advisory, or other services includes the acceptance of a fee for such services by a director’s immediate family member or by an organization in which the director is a partner or principal that provides accounting, consulting, legal, investment banking, or financial advisory services to the institution, any of its subsidiaries, or any of its affiliates.

iv.
The terms direct and indirect compensation and payments do not include payments, such as dividends arising solely from investments in the institution’s equity securities provided the same per share amounts are paid to all shareholders of that class; interest income from investments in the institution’s deposit accounts and debt securities; loans from the institution that conform to all regulatory requirements applicable to such loans except that interest payments or other fees paid in association with such loans would be considered payments; and payments under nondiscretionary charitable contribution matching programs.

Other Required Experience/Expertise

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appendix A – Page 3

APPENDIX A

The Board approves members of the Committee. Each appointed Committee member may be removed by the Board at any time. The Board shall designate the chairperson of the Committee.

SPHERE OF RESPONSIBILITIES

The Committee is responsible to the Board for the areas of audit and compliance, asset and liability management, investments, risk assessment, and technology management.

External

Be directly responsible for the appointment, compensation, retention and oversight of the work of the accounting firm engaged for the purpose of preparing or issuing an audit report. Such firm will report directly to the Committee.

Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided. Review and recommend to the Board the engagement of the external auditor, including fees.

Obtain on an annual basis a formal written statement from the external auditor delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants all significant relationships the external auditors have with the Company which may affect their independence. The Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and recommend that the Board take appropriate action to oversee the independence of the outside auditor.

Monitor, evaluate, and report to the Board on any changes in accounting practice or standards.

Review all external audit findings; meet with the external auditors as appropriate.

Recommend for implementation any corrective actions that might be required or desired as a result of the audit.

Review the financial statements and any reports or other financial information submitted to any governmental body or the public.

Internal

Review annually this Committee Charter for adequacy and recommend any changes to the Board.

Engage the internal auditors (“IA”). Review the IA’s performance.

Review and approve the audit schedule and any revisions to the schedule. Review the reports relating to all audits and reviews undertaken by the IA.

Review and monitor the implementation of management’s responses to audit findings.

Review the adequacy of internal controls including computerized information systems controls and security. Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls.

Appendix A – Page 4

APPENDIX A

Recommend changes to policies, practices, and procedures relating to findings of internal audits.

Assess the needs of the internal audit function and provide support levels appropriate to that need.

Establish procedures for: (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and  (2) the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

General

Review and resolve any significant disagreement among management and the independent accountants.

Review with the independent accountants, internal audit and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Engage and determine funding for such independent advisers and counsel as the Committee determines are necessary or appropriate to carry out its functions hereunder. The company will provide appropriate funding to the Committee, as determined by the Committee, for payment of: (1) compensation to the independent auditors for services approved by the Committee; (2) compensation to any outside advisors retained by the Committee; and (3) the ordinary administrative expenses of the Committee.

Meetings

The Committee shall meet in person or telephonically at least quarterly and in addition at the discretion of chairperson or upon the request of a majority of the members, or upon unanimous written consent as determined by the Committee or its chairperson. In addition, the Committee will meet at any time that the independent auditor believes communication to the Committee is required. The chairperson shall set meeting agendas. At all meetings, a majority of the total number of members shall constitute a quorum.

Appendix A – Page 5

APPENDIX B

CASCADE FINANCIAL CORPORATION
FINANCE COMMITTEE CHARTER

The purpose of the Finance Committee (the “Committee”) is to exercise oversight over selected financial and asset/liability management policies, plans and transactions and shall counsel the Board and company management on matters of portfolio investments, balance sheet management and financial strategy.

COMPOSITION

The Committee is comprised of not fewer than three outside directors. Members of the Committee have a degree of independence that will assure that any relationship with the corporation will not interfere with their independence from management.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

Upon recommendation of the Board Chair, the Board shall approve the Chair and members of the Committee. The Board Chair shall be a voting member of the Committee. Each appointed Committee member may be removed by the Board at any time.

CRITERIA

The Board will use the following criteria to determine whether a Committee member is an “outside director” and “independent of management”.

Outside Director

An outside director, or the director’s immediate family member, will not have been an officer or an employee of the institution in the current or past three years.

Independent of Management

The Board will consider whether a director is independent of management: from the standpoint of the director himself or herself and from the standpoint of persons or organizations with which the director has an affiliation including commercial, banking, consulting, charitable, and family relationships.

If a director either directly or indirectly, owns or controls, or has owned or controlled within the preceding fiscal year, 10% or more of any outstanding class of voting securities of the institution, then the Board will determine and document its’ basis and rationale for such determination and whether such ownership of voting securities would interfere with the outside director’s exercise of independent judgment in carrying out the responsibilities of a Committee member. The Board will consider the outside director’s ability to evaluate objectively the propriety of management’s accounting, internal control, and reporting policies and practices. If the Board determines that such ownership of voting securities would interfere with the outside director’s exercise of independent judgment, the outside director will not be considered ‘‘independent of management.’’

Appendix B – Page 1

APPENDIX B

The Board will also use the criteria (1)-(11) below to determine whether a director is “independent of management.” The outside director will not be considered ‘‘independent of management’’ if:

(1)	The director serves, or has served within the last three years, as a consultant, advisor, promoter, underwriter, legal counsel, or trustee of or to the institution or its affiliates.

(2)
The director has been, within the last three years, an employee of the institution or any of its affiliates or an immediate family member is, or has been within the last three years, an executive officer of the institution or any of its affiliates.

(3)	The director has participated in the preparation of the financial statements of the institution or any of its affiliates at any time during the last three years.

(4)
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct and indirect compensation from the institution, its subsidiaries, and its affiliates for consulting, advisory, or other services other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Direct compensation also would not include compensation received by the director for former service as an interim chairman or interim chief executive officer.

(5)
The director or an immediate family member is a current partner of a firm that performs internal or external auditing services for the institution or any of its affiliates; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance, or tax compliance practice; or the director or an immediate family member was within the last three years (but no longer is) a partner or employee of such a firm and personally worked on the audit of the insured depository institution or any of its affiliates within that time.

(6)
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another entity where any of the present executive officers of the institution or any of its affiliates at the same time serves or served on that entity’s compensation committee.

(7)
The director is a current employee, or an immediate family member is a current executive officer, of an entity that has made payments to, or received payments from, the institution or any of its affiliates for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000 or 5 percent of such entity’s consolidated gross revenues. This would include payments made by the institution or any of its affiliates to not-for-profit entities where the director is an executive officer or where an immediate family member of the director is an executive officer.

(8)
The director has accepted any compensation from the corporation or its affiliates during the current or any of the past three fiscal years (except for board service, retirement plan benefits, or nondiscretionary compensation).

Appendix B – Page 2

APPENDIX B
(9)
The director has been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation’s securities) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(10)	For purposes of criteria (1)-(11) above:

i.
An ‘‘immediate family member’’ includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

ii.
The term affiliate of, or a person affiliated with, a specified person, means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

iii.
The term indirect compensation for consulting, advisory, or other services includes the acceptance of a fee for such services by a director’s immediate family member or by an organization in which the director is a partner or principal that provides accounting, consulting, legal, investment banking, or financial advisory services to the institution, any of its subsidiaries, or any of its affiliates.

iv.
The terms direct and indirect compensation and payments do not include payments, such as dividends arising solely from investments in the institution’s equity securities provided the same per share amounts are paid to all shareholders of that class; interest income from investments in the institution’s deposit accounts and debt securities; loans from the institution that conform to all regulatory requirements applicable to such loans except that interest payments or other fees paid in association with such loans would be considered payments; and payments under nondiscretionary charitable contribution matching programs.

Other Required Experience/Expertise

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board approves members of the Committee. Each appointed Committee member may be removed by the Board at any time. The Board shall designate the chairperson of the Committee.

Appendix B – Page 3

APPENDIX B

SPHERE OF RESPONSIBILITIES

The Committee is responsible to the Board for the areas of asset and liability management, investments, and financial strategy.

External
Monitor, evaluate, and report to the Board on any changes in accounting practice or standards.

Internal
Review: annually this Committee Charter for adequacy and recommend any changes to the Board regarding:

▪	Policies relating to the Company’s Asset/Liability Management which may include:
▪	Financial strategies;
▪	Capital structures strategies;
▪	Portfolio investment policies and results;
▪	Liquidity management;
▪	Polices for managing interest rates;
▪	Dividends and distributions, share repurchases;
▪	Policies concerning the use of derivative instruments;

The annual capital plan and specific capital investments that exceed management approval levels;

Financial aspects of proposed mergers, acquisitions, divestitures and strategic investments; and

Other transactions or financial issues that management or the Board desires to have reviewed by the Finance Committee.

General
Review with management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.
Engage and determine funding for such independent advisers and counsel as the Committee determines are necessary or appropriate to carry out its functions hereunder. The Company will provide appropriate funding to the Committee, as determined by the Committee, for payment of: (1) compensation to any outside advisors retained by the Committee; and (2) the ordinary administrative expenses of the Committee.

Meetings
The Committee shall meet in person or telephonically at least quarterly and in addition at the discretion of chairperson or upon the request of a majority of the members or upon unanimous written consent as determined by the Committee or its chairperson. The Committee will meet periodically in executive session without Company management present. The chairperson shall set meeting agendas. At all meetings, a majority of the total number of members shall constitute a quorum.

The Committee will keep adequate minutes of its proceedings, and will report on its actions and activities at the next regular meeting of the Board. The Board will be furnished with copies of the minutes of each meeting. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with any provision hereof or any provision of the Bylaws of the Company.

Appendix B – Page 4

APPENDIX C

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CASCADE FINANCIAL CORPORATION

Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned Corporation hereby submits the following amendment to the Corporation’s Articles of Incorporation:

1.           The name of the Corporation is: CASCADE FINANCIAL CORPORATION.

2.           The text of the amendment as adopted is as follows:

Article IV of the Articles is hereby amended by deleting Section 4.1 in its entirety and replacing it with the following:

4.1           Authorized Capital.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is sixty-five million five hundred thousand (65,500,000), of which sixty-five million (65,000,000) shares shall be common stock (the “common stock”), $.01 par value per share, and five hundred thousand (500,000) shall be preferred stock (the “preferred stock”), $.01 par value per share.

3.           The date of adoption of the above amendment was:  June 22, 2010.

4.           The amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

5.           These Articles of Amendment will be effective upon filing as of 5:00 p.m., Pacific Time.

DATED:  June _____, 2010.

Carol K. Nelson
                    President and Chief Executive Officer

Appendix C – Page 1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through June 21, 2010, 11:59 PM Eastern Time.

CASCADE FINANCIAL CORPORATION

INTERNET
http://www.proxyvoting.com/casb
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

74391

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 THROUGH 4.

Please mark your votes as indicated in this example ☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
ITEM 1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01 Richard L. Anderson, C.P.A.
02 Marion R. Foote
03 Janice E. Halladay
04 Thomas H. Rainville
05 Craig G. Skotdal

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date ____________

You can now access your Cascade Financial Corporation account online.

Access your Cascade Financial Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Cascade Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

PROXY
CASCADE FINANCIAL CORPORATION
2010 Meeting of Shareholders – June 22, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints the official proxy committee consisting of all of the members of the Board of Directors of Cascade Financial Corporation, with full powers of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cascade Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2010 Meeting of Shareholders of the company to be held June 22, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

74391